                                                                     Exhibit 2.1

                           SHARE PURCHASE AGREEMENT

                         dated as of January 20, 2002

                                 by and among

                           AsiaInfo Holdings, Inc.,

                Bonson Information Technology Holdings Limited

                                      and

                                  the Sellers

                              (as defined herein)

                              with respect to all

                             outstanding shares of

                Bonson Information Technology Holdings Limited

                               TABLE OF CONTENTS

               This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                                                                                                   Page No.
                                                                                                                   --------
ARTICLE I            SALE OF SHARES AND CLOSING..............................................................          1
         1.01.       Sale and Purchase of Shares.............................................................          1
         1.02.       Purchase Price and Consideration........................................................          1
         1.03.       Closing.................................................................................          4
         1.04.       Escrow..................................................................................          4
         1.05        Lock Up Agreements......................................................................          5
         1.06        Registration Rights Agreements..........................................................          5

ARTICLE II           REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND ITS SUBSIDIARIES.............          5
         2.01.       Authority...............................................................................          5
         2.02.       Organization of the Company.............................................................          5
         2.03.       Capital Stock...........................................................................          6
         2.04.       Subsidiaries............................................................................          6
         2.05.       No Conflicts............................................................................          6
         2.06.       Governmental Approvals and Filings......................................................          7
         2.07.       Books and Records.......................................................................          7
         2.08.       Financial Statements....................................................................          7
         2.09.       Absence of Changes......................................................................          8
         2.10.       No Undisclosed Liabilities..............................................................          9
         2.11.       Taxes...................................................................................          9
         2.12.       Legal Proceedings.......................................................................         10
         2.13.       Compliance With Laws and Orders.........................................................         11
         2.14.       Benefit Plans...........................................................................         11
         2.15.       Real Property...........................................................................         12
         2.16.       Tangible Personal Property..............................................................         13
         2.17.       Intellectual Property Rights............................................................         13
         2.18.       Contracts...............................................................................         14
         2.19.       Licenses................................................................................         15
         2.20.       Insurance...............................................................................         15
         2.21.       Affiliate Transactions..................................................................         16
         2.22.       Employees; Labor Relations..............................................................         16
         2.23.       Environmental Matters...................................................................         16
         2.24.       Substantial Customers and Suppliers.....................................................         17
         2.25.       Bank and Brokerage Accounts; Investment Assets..........................................         18
         2.26.       No Powers of Attorney...................................................................         18
         2.27.       Accounts Receivable.....................................................................         18
         2.28.       Inventory...............................................................................         18

         2.29.       Investment Company......................................................................      18
         2.31        Super Action Group Limited..............................................................      18
         2.32.       Brokers.................................................................................      19
         2.33.       Disclosure..............................................................................      19

ARTICLE III          REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS..................................      19
         3.01        Authorization...........................................................................      19
         3.02        AsiaInfo Shares.........................................................................      20
         3.03        Tax Matters.............................................................................      21
         3.04        Shareholders Agreement and Other Rights.................................................      21

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................      21
         4.01.       Organization............................................................................      21
         4.02.       Authority...............................................................................      21
         4.03.       No Conflicts............................................................................      22
         4.04.       AsiaInfo Shares.........................................................................      22
         4.05.       Governmental Approvals and Filings......................................................      22
         4.06.       Legal Proceedings.......................................................................      22
         4.07.       SEC Documents; Financial Statements.....................................................      22
         4.08.       Brokers.................................................................................      23
         4.09        Investment Company......................................................................      23
         4.10        Shares..................................................................................      23

ARTICLE V            COVENANTS OF SELLERS....................................................................      23
         5.01.       Regulatory and Other Approvals..........................................................      24
         5.02.       Investigation by Purchaser..............................................................      24
         5.03.       No Solicitations........................................................................      24
         5.04.       Conduct of Business.....................................................................      25
         5.05.       Financial Statements and Reports........................................................      26
         5.06.       Employee Matters........................................................................      26
         5.07.       Certain Restrictions....................................................................      27
         5.08.       Affiliate Transactions..................................................................      28
         5.09.       Books and Records.......................................................................      28
         5.10.       Noncompetition..........................................................................      28
         5.11.       Notice and Cure.........................................................................      29
         5.12.       Fulfillment of Conditions...............................................................      29

ARTICLE VI           COVENANTS OF PURCHASER..................................................................      29
         6.01.       Regulatory and Other Approvals..........................................................      30
         6.02.       Notice and Cure.........................................................................      30
         6.03.       Fulfillment of Conditions...............................................................      30

ARTICLE VII          CONDITIONS TO OBLIGATIONS OF PURCHASER..................................................      30
         7.01.       Representations and Warranties..........................................................      30
         7.02.       Performance.............................................................................      31

         7.03.       Orders and Laws.........................................................................      31
         7.04.       Regulatory Consents and Approvals.......................................................      31
         7.05.       Third Party Consents....................................................................      31
         7.06.       Opinions of Counsel.....................................................................      31
         7.07.       Good Standing Certificates..............................................................      31
         7.08.       Resignations of Directors and Officers..................................................      32
         7.09.       Escrow Agreement........................................................................      32
         7.10.       Proceedings.............................................................................      32
         7.11.       Employment Agreements...................................................................      32
         7.12.       Lock-up Agreements......................................................................      32
         7.13.       Employee Share Options..................................................................      32
         7.14        Management Accounts.....................................................................      32
         7.15        Affiliate Transactions..................................................................      33
         7.16.       No Material Adverse Change..............................................................      33
         7.17        Waivers.................................................................................      33
         7.18        Liquidation of Bonson BVI...............................................................      33
         7.19        PRC Matters.............................................................................      34
         7.20        Inter-Connect Technology Limited........................................................      34

ARTICLE VIII         CONDITIONS TO OBLIGATIONS OF SELLERS....................................................      35
         8.01.       Representations and Warranties..........................................................      35
         8.02.       Performance.............................................................................      35
         8.03        Orders and Laws.........................................................................      35
         8.04.       Regulatory Consents and Approvals.......................................................      35
         8.05.       Third Party Consents....................................................................      35
         8.06.       Proceedings.............................................................................      35
         8.07.       Registration Rights Agreement...........................................................      36
         8.08        Opinion of Counsel......................................................................      36

ARTICLE IX           TAX MATTERS AND POST-CLOSING TAXES......................................................      36
         9.01        Termination of Prior Tax Settlement Agreements..........................................      36
         9.02        Certain Tax Matters.....................................................................      36
         9.03        Contests................................................................................      38
         9.04        Miscellaneous...........................................................................      39
         9.05        Potential Tax Election..................................................................      39

ARTICLE X            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.......................      39
         10.01.      Survival of Representations, Warranties, Covenants and Agreements.......................      39

ARTICLE XI           INDEMNIFICATION.........................................................................      40
         11.01.      Indemnification.........................................................................      40
         11.02.      Method of Asserting Claims..............................................................      41

ARTICLE XII          TERMINATION.............................................................................      43

         12.01.      Termination.............................................................................      43
         12.02.      Effect of Termination...................................................................      43

ARTICLE XIII         DEFINITIONS.............................................................................      44
         13.01.      Definitions.............................................................................      44

ARTICLE XIV          MISCELLANEOUS...........................................................................      52
         14.01.      Notices.................................................................................      52
         14.02.      Entire Agreement........................................................................      53
         14.03.      Expenses................................................................................      53
         14.04.      Public Announcements....................................................................      53
         14.05.      Confidentiality.........................................................................      53
         14.06.      Further Assurances; Post-Closing Cooperation............................................      54
         14.07.      Waiver..................................................................................      54
         14.08.      Amendment...............................................................................      54
         14.09.      No Third Party Beneficiary..............................................................      55
         14.10.      No Assignment; Binding Effect...........................................................      55
         14.11.      Headings................................................................................      55
         14.12.      Arbitration.............................................................................      55
         14.13.      Waiver of Immunity......................................................................      55
         14.14.      Invalid Provisions......................................................................      56
         14.15.      Governing Law...........................................................................      56
         14.16       Execution of Counterparts...............................................................      56

SCHEDULES

         SCHEDULE 1.01              Schedule of Sellers

         SCHEDULE 7.05*             Schedule of Third Party Consents



EXHIBITS*

         EXHIBIT A            Escrow Agreement

         EXHIBIT B            Lock-Up Agreement

         EXHIBIT C1           Registration Rights Agreement for Founders and
                              Management Shareholders

         EXHIBIT C2           Registration Rights Agreement for Remaining
                              Shareholders

         EXHIBIT D            Officer's Certificate of the Company

         EXHIBIT E            Sellers' U.S. Opinion to Purchaser

         EXHIBIT F            Sellers' PRC Opinion to Purchaser

         EXHIBIT G            Sellers' BVI Opinion to Purchaser

         EXHIBIT H            Sellers' Cayman Islands Opinion to Purchaser

         EXHIBIT I            Purchaser's U.S. Opinion to Sellers

         EXHIBIT J            Employment Agreements



* Certain Schedules and Exhibits are omitted from this filing. The Company agrees to furnish supplementally a copy of any Schedule or Exhibit to the Securities and Exchange Commission upon request.

               This SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of
                                                    ---------
January 20, 2002, is made and entered into by and among AsiaInfo Holdings, Inc. a Delaware corporation ("Purchaser"), Bonson Information Technology Holdings
                         ---------
Limited, a Cayman Islands company (the "Company"), and the Persons set forth on
                                        -------
Schedule 1.01 hereto (each a "Seller" and collectively, the "Sellers").
-------------                 ------                         -------
Capitalized terms not otherwise defined herein have the meanings set forth in
Section 13.01.

               WHEREAS, each Seller, as indicated on Schedule 1.01, is either a
                                                     -------------
holder of record (a "Record Holder"), a beneficial owner (a "Beneficial Owner")
                     -------------                           ----------------
or both a Record Holder and a Beneficial Owner of the number of Ordinary Shares or Preferred Shares of the Company set forth opposite such Seller's name on
Schedule 1.01, which together constitute all issued and outstanding capital
-------------
shares of the Company (such Ordinary Shares and Preferred Shares being referred to herein, collectively, as the "Shares"); and
                                 ------

               WHEREAS, the Sellers desire to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SALE OF SHARES AND CLOSING

               1.01. Sale and Purchase of Shares. At the Closing, subject to the
                     ---------------------------
terms and conditions herein and in reliance on the representations and warranties of Purchaser contained herein, and in the manner herein provided, each Seller shall sell and deliver to the Purchaser all of the Shares of the Company owned beneficially or of record by such Seller as set forth in Schedule
                                                                       --------
1.01, and subject to the terms and conditions herein and in reliance on the
----
representations and warranties of the Sellers contained herein, Purchaser shall purchase such Shares from each such Seller on the terms and conditions set forth herein.

               1.02. Purchase Price and Consideration. In consideration of the
                     --------------------------------
sale, conveyance, transfer and delivery of the Shares and all the right, title and interest therein, Purchaser agrees to pay the Record Holders a per share price for each Share equal to US$0.28481 (the "Purchase Price"), subject to the
                                               --------------
following adjustments and other provisions:

               (a)  Exceptional Developments. On the Closing Date, Exceptional
                    ------------------------
Developments shall sell to Purchaser a total of 36,375,000 Shares, as set forth in Schedule 1.01. In consideration of the sale by Exceptional Developments of
   -------------
its Shares, Purchaser shall pay Exceptional Developments the Purchase Price in respect of all of such Shares, by wire transfer of immediately available funds on the Closing Date, to such account as Exceptional Developments may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing Date.

               (b)  Founders and Management Shareholders.
                    ------------------------------------

                     (i) On the Closing Date, the Record Holders that hold Shares for the benefit of Founders or Management Shareholders (including Maple Tree Group to the extent of the 77,482,038 Shares it holds for the benefit of Founders and Management Shareholders) shall sell to Purchaser a total of 94,533,146 Shares, in the respective amounts set forth in Schedule 1.01. In consideration of the sale by
                               -------------
          such Record Holders of their respective Shares, Purchaser shall, within 30 days of the Company's delivery to Purchaser of the 2001 Audited Financial Statements,
          pay to each such Record Holder an amount of cash and AsiaInfo Shares determined in accordance with paragraph (ii) below (the "Base
                                                                   ----
          Performance Consideration") and adjusted in accordance with paragraph
          -------------------------
          (iii) below, (the "Adjusted Performance Consideration"), provided that
                             ----------------------------------
          10% of such cash and AsiaInfo Shares shall be delivered by Purchaser (by wire transfer of immediately available funds in the case of cash, and rounded up to the nearest whole number of AsiaInfo Shares in the case of AsiaInfo Shares) to the Escrow Agent under the Escrow Agreement to be entered into on the Closing Date in accordance with
          Section 1.04.


                     (ii)  The Base Performance Consideration shall consist of
          (x) cash equal to 100% of the aggregate Purchase Price payable in respect of two thirds of the Shares sold in accordance with paragraph
          (i) above and (y) AsiaInfo Shares having an aggregate Market Value equal to 125% of the aggregate Purchase Price payable in respect of one third of such Shares.

                     (iii) The Adjusted Performance Consideration shall be calculated in accordance with the following formula:

          Adjusted Performance Consideration = Base Performance Consideration x [(50% x Net Income Index) + (50% x Net Sales Backlog Index)] x Multiplier

          where:

          .    Net Income Index                   =    0, if Actual Net Income
                                                       is less than 50% of
                                                       Projected Net Income;

                                                  =    Actual Net Income divided
                                                       by Projected Net Income,
                                                       if Actual Net Income is
                                                       equal to or greater than
                                                       50% but less than 150% of
                                                       Projected Net Income; or

                                                  =    1.5, if Actual Net Income
                                                       is equal to or greater
                                                       than 150% of Projected
                                                       Net Income.

          .    Projected Net Income               =    US$3,500,000.

          .    Net Sales Backlog Index            =    0, if Actual Net Sales
                                                       Backlog is less than 50%
                                                       of Projected Net Sales
                                                       Backlog;

                                                  =    Actual Net Sales Backlog
                                                       divided by Projected Net
                                                       Sales Backlog, if Actual
                                                       Net Sales Backlog is
                                                       equal to or greater than
                                                       50% but less than 150% of
                                                       Projected Net Sales
                                                       Backlog; or

                                                  =    1.5, if Actual Net Sales
                                                       Backlog is equal to or
                                                       greater than 150% of
                                                       Projected Net Sales
                                                       Backlog.

          .    Projected Net Sales Backlog        =    US$6,000,000.

          .    Multiplier                         =    108%, if 50% of Net
                                                       Income Index plus 50% of

                                                       Net Sales Backlog Index
                                                       is greater than one, or

                                                  =    100%, if 50% of Net
                                                       Income Index plus 50% of
                                                       Net Sales Backlog Index
                                                       is less than or equal to
                                                       one.

                     (iv) Subject to the delivery of cash and AsiaInfo Shares to the Escrow Agent in accordance with paragraph (i) above, the cash portion of the Adjusted Performance Consideration shall be payable by wire transfer of immediately available funds to such account as directed by written notice to Purchaser delivered by each Record Holder that holds Shares for the benefit of respective Founders or Management Shareholders. The portion of the Adjusted Performance Consideration consisting of AsiaInfo Shares shall be delivered to such Sellers (rounded up to the nearest whole number of AsiaInfo Shares).

                     (v) In addition to the other provisions of this Section 1.02, the payment of the Adjusted Performance Consideration in respect of the 8,325,000 Shares held of record by Inter-Connect Tech. Limited, shall be made in accordance with the following provisions: (A) the cash and AsiaInfo Shares constituting the Adjusted Performance Consideration in respect of the 4,406,434 Shares that have been allocated to the individuals set forth in Section 2.14(i) of the
                                                    ----------------------
          Disclosure Schedule (the "Allocated Inter-Connect Shares") shall be
          -------------------       ------------------------------
          paid and delivered to the trust established pursuant to Section 7.20;
          (B) the AsiaInfo Shares constituting part of the Adjusted Performance Consideration in respect of the 3,918,566 unallocated Shares set forth in Section 2.14(i) of the Disclosure Schedule (the "Unallocated Inter-
             ------------------------------------------       ------------------
          Connect Shares") shall be delivered to Persons to be determined by the
          --------------
          Founders and Management Shareholders and identified in written instructions to be delivered by the Founders and Management Shareholders to Purchaser as soon as reasonably practicable after the date of this Agreement; (C) 50% of the cash constituting part of the Adjusted Performance Consideration for the Unallocated Inter-Connect Shares shall be paid to Persons to be determined by the Founders and Management Shareholders and identified in written instructions to be delivered by the Founders and Management Shareholders to Purchaser as soon as reasonably practicable after the date of this Agreement; (D) 37.36% of the cash constituting part of the Adjusted Performance Consideration for the Unallocated Inter-Connect Shares shall be paid to the trust established pursuant to Section 7.20; and (E) 12.64% of the cash constituting part of the Adjusted Performance Consideration for the Unallocated Inter-Connect Shares shall be paid to Zhijie Lu.

                     (vi) In order to facilitate payment of the Adjusted Performance Consideration pursuant to this Section 1.02(b), Purchaser, the Company and Sellers shall cause the Auditor to calculate Actual Net Income and Actual Net Sales Backlog and provide certificates to Purchaser, the Company and Sellers regarding such calculations as promptly as practicable and in no event later than fifteen (15) days following the Company's delivery to Purchaser of the 2001 Audited Financial Statements. Purchaser and Sellers shall cooperate with the Auditor in providing any information reasonably required by the Auditor for purposes of the foregoing, and the Founders, the Management Shareholders and Remaining Shareholders shall pay all of the fees and expenses of the Auditor in connection with such calculations.

                     (vii) Purchaser's payment of the Adjusted Performance Consideration will be subject to set-off for any obligations or liabilities owed by Sellers to Purchaser arising out of or related to this Agreement, including without limitation the indemnification obligations set forth in Articles IX and XI.

               (c)  Remaining Shareholders. On the Closing Date, the Record
                    ----------------------
Holders that hold Shares for the benefit of Remaining Shareholders (including Maple Tree to the extent of the 10,912,962 Shares it holds for the benefit of Remaining Shareholders) shall sell to Purchaser a total of 24,293,218 Shares, in the respective amounts set forth in Schedule 1.01. In
                                                             -------------
consideration of the sale by such Record Holders of their respective Shares, the Purchaser shall deliver to each such Record Holder, on the Closing Date or as soon as reasonably practicable thereafter, that number of AsiaInfo Shares having an aggregate Market Value equal to 100% of the aggregate Purchase Price payable in respect of all of the Shares sold by such Record Holder, provided that 10% of such AsiaInfo Shares (rounded up to the nearest whole number of AsiaInfo Shares) shall be delivered by Purchaser to the Escrow Agent under the Escrow Agreement to be entered into on the Closing Date in accordance with Section 1.04.

               (d)  AsiaInfo Share Cap. Notwithstanding the foregoing or
                    ------------------
anything to the contrary herein, in the event that the aggregate number of AsiaInfo Shares to be delivered to Record Holders in accordance with paragraphs
(b) and (c) above exceeds the Share Cap (as defined below), Purchaser shall have the right, in its sole discretion, to deliver cash in lieu of AsiaInfo Shares, to such Record Holders, on a pro rata basis, for part or all of such portion of the aggregate Purchase Price that exceeds the Share Cap. For purposes of the foregoing, "Share Cap" means the aggregate number of AsiaInfo Shares that would
            ---------
be deliverable pursuant paragraph (b) and (c) if the Market Value of such AsiaInfo Shares equals US$8.00 per share.

               (e)  Delivery of AsiaInfo Shares. In the event that on the
                    ---------------------------
Closing Date, Purchaser is unable to deliver AsiaInfo Shares to the Remaining Shareholders as a result of time delays associated with instructing its transfer agent and registrar to issue appropriate certificates representing such AsiaInfo Shares, Purchaser shall deliver at the Closing a copy of an executed and irrevocable instruction letter to its registrar and transfer agent regarding the issuance of the AsiaInfo Shares, and an acknowledgement from such registrar and transfer agent of its receipt thereof confirming that conditions and approvals for registering and transferring such AsiaInfo Shares are complete and in order.

               1.03. Closing. The Closing will take place at the offices of
                     -------
Clifford Chance, 29th Floor, Jardine House, One Connaught Place, Central, Hong Kong, or at such other place as Purchaser and Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, the Sellers will assign and transfer to Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser the certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite share transfer tax stamps, if any, attached. At the Closing, Purchaser shall: (i) pay to Exceptional Developments by wire transfer of immediately available funds the aggregate Purchase Price payable in respect of the Shares sold by Exceptional Developments; and (ii) subject to the Share Cap in Section 1.02(f) and the delivery of AsiaInfo Shares to the Escrow Agent in accordance with Section 1.02(c), issue to the Record Holders who are, or hold Shares for the benefit of, Remaining Shareholders a number of AsiaInfo Shares having an aggregate Market Value equal to 100% of the Purchase Price payable in respect of the Shares sold by the Remaining Shareholders. If Purchaser elects under Section 1.02(f) to deliver cash in lieu of AsiaInfo Shares to the Record Holders who are, or hold Shares for the benefit of, the Remaining Shareholders for part or all of such portion of the aggregate Purchase Price that exceeds the Share Cap, Purchaser shall pay to such Record Holder by certified check or by wire transfer of immediately available funds such amount at Closing.

               1.04. Escrow. On the Closing Date, Purchaser, the Founders, the
                     ------
Management Shareholders, the Remaining Shareholders and the Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit A (the
                                                            ---------
"Escrow Agreement"). In connection with the Closing and the payment of the
 ----------------
Adjusted Performance Consideration, Purchaser shall deliver to the Escrow Agent certain amounts of cash and AsiaInfo Shares described in Section 1.02 (collectively the "Escrow Amount"), as collateral for the indemnification
                   -------------
obligations of the Sellers hereunder. Release of the Escrow Amount will be permitted only in accordance with the terms and conditions of the Escrow Agreement. The Founders, the Management Shareholders, the Remaining Shareholders and Purchaser shall issue joint written instructions to the Escrow Agent (i) to distribute the Escrow Amount, upon final resolution of all claims by Purchaser for indemnification hereunder, to the Purchaser or such Sellers or both in accordance with such resolution or (ii) if no claims for indemnification by the Purchaser shall be made on or before the first anniversary of the Closing Date, to distribute the Escrow Amount to such Sellers in accordance with their respective entitlements.

               1.05. Lock-Up Agreements. On the Closing Date, the Founders and
                     ------------------
Management Shareholders and the Remaining Shareholders shall enter into lock-up agreements with Purchaser in respect of the AsiaInfo Shares, substantially in the form of Exhibit B (the "Lock-up Agreements"). The term of the applicable
            ---------       ------------------
lock-up period shall be one year following the Closing Date for each of the Founders and Management Shareholders and ninety (90) days following the Closing Date for each of the Remaining Shareholders.

               1.06. Registration Rights Agreements. On the Closing Date, the
                     ------------------------------
Record Holders that are, or hold Shares for the benefit of, Founders or Management Shareholders (including Maple Tree Group in respect of the Shares it holds for the benefit of Founders or Management Shareholders), shall enter into a Registration Rights Agreement in the Form of Exhibit C1, and the Record
                                               ----------
Holders that are, or hold Shares for the benefit of, Remaining Shareholders (including Maple Tree Group in respect of the Shares it holds for the benefit of Remaining Shareholders) shall enter into a Registration Rights Agreement in the Form of Exhibit C2.
        ----------

                                  ARTICLE II

  REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND ITS SUBSIDIARIES

               The Company, each Founder, each Management Shareholder and each Remaining Shareholder, jointly and severally, represents and warrants to Purchaser as set forth below as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the section numbers and letters of
                      -------------------
which correspond to the section numbers and letters of this Agreement.

               2.01. Authority. The execution and delivery of this Agreement and
                     ---------
the Operative Agreements to which the Company is a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and the shareholders of the Company, no other corporate action on the part of the Company or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

               2.02. Organization of the Company. The Company is a corporation
                     ---------------------------
duly organized, validity existing and in good standing under the laws of the Cayman Islands. The Company has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Section 2.02 of the Disclosure Schedule lists all lines
                       ---------------------------------------
of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.02 of the Disclosure Schedule, which
                                 ---------------------------------------
are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the

Company and its Subsidiaries on the date hereof, and the position held by each, are listed in Section 2.02 of the Disclosure Schedule. The Company has, prior to
              ---------------------------------------
the execution of this Agreement, delivered to Purchaser true and complete copies of the memorandum and articles of association of the Company as in effect on the date hereof.

               2.03. Share Capital. The authorized share capital of the Company
                     -------------
consists of 1,000,000,000 Ordinary Shares, of which 113,625,000 Ordinary Shares are issued and outstanding, as of the date of this Agreement, and 36,375,000 Preferred Shares, all of which are issued and outstanding. The Company has issued 8,000,000 Employee Share Options, none of which have been exercised as of the date of this Agreement, but all of which shall be exercised in accordance with their terms prior to the Closing and in accordance with the Cashless Exercise procedures set forth in Section 7.13, increasing the total number of Ordinary Shares issued and outstanding as of the Closing Date to 118,826,364. The Shares outstanding as of the date of this Agreement are, and the Shares to be issued upon exercise of the aforementioned 8,000,000 Employee Share Options will be, duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement, the aforementioned 8,000,000 Employee Share Options, and as disclosed in Section 2.03 of the Disclosure Schedule, there are no outstanding
             ---------------------------------------
Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in
Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

               2.04. Subsidiaries. Section 2.04 of the Disclosure Schedule lists
                     ------------  ---------------------------------------
the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Section 2.04 of the Disclosure Schedule, and has
                            ---------------------------------------
full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.04 of the Disclosure
                                             ------------------------------
Schedule, which are the only jurisdictions in which the ownership, use or
--------
leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified, licensed or admitted and in good standing. Section 2.04 of the Disclosure Schedule lists for
                               ---------------------------------------
each Subsidiary the amount of its authorized share capital, the amount of its outstanding share capital and the record owners of such outstanding share capital. Except as disclosed in Section 2.04 of the Disclosure Schedule, all of
                                ---------------------------------------
the outstanding capital shares of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. Except as disclosed in Section 2.02 of the Disclosure
                                               ------------------------------
Schedule, there are no outstanding Options with respect to any Subsidiary. The
--------
name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 2.04 of the
                                                          -------------------
Disclosure Schedule. Sellers have, prior to the execution of this Agreement,
-------------------
delivered to Purchaser true and complete copies of the memorandum and articles of association, by-laws, or other comparable corporate charter documents, of each of the Subsidiaries as in effect on the date hereof.

               2.05. No Conflicts. The execution and delivery by the Company of
                     ------------
this Agreement do not, and the execution and delivery by the Company of the Operative Agreements to which it is a party, the performance by the Company of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the memorandum and articles of association (or other comparable corporate charter documents) of the Company or any Subsidiary;

               (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.06 of the
                                                       -------------------
Disclosure Schedule, conflict with or result in a violation or breach of any
-------------------
term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties; or

               (c)  except as disclosed in Section 2.05 of the Disclosure
                                           ------------------------------
Schedule, (i) conflict with or result in a violation or breach of, (ii)
--------
constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract or License to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

               2.06. Governmental Approvals and Filings. Except as disclosed in
                     ----------------------------------
Section 2.06 of the Disclosure Schedule, no consent, approval or action of,
---------------------------------------
filing with or notice to any Governmental or Regulatory Authority on the part of the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

               2.07. Books and Records. The minute books and other similar
                     -----------------
records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The share transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the share capital of the Company and the Subsidiaries. Except as set forth in Section 2.07 of the Disclosure Schedule, neither the Company nor
             ---------------------------------------
any Subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

               2.08. Financial Statements. Prior to the execution of this
                     --------------------
Agreement, the Company has delivered to Purchaser true and complete copies of the following financial statements:

               (a) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 1998 and 1999 and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by the Auditor, and all letters from such Auditor with respect to the results of such audits; and

               (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of December 31, 2000 and September 30, 2001, and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the periods then ended.

               Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. Except for those Subsidiaries listed in
Section 2.08 of the Disclosure Schedule,
---------------------------------------
the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 2.08 have been, consolidated with those of the Company.

               2.09. Absence of Changes. Except for the execution and delivery
                     ------------------
of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in Section 2.09 of the Disclosure
                                               ------------------------------
Schedule, there has not occurred between the Audited Financial Statement Date
--------
and the date hereof:

               (a) any declaration, setting aside or payment of any dividend or other distribution in respect of any capital shares of the Company or any Subsidiary not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital shares of the Company or any Subsidiary not wholly owned by the Company;

               (b) any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any capital shares of the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding capital shares of the Company or any Subsidiary;

               (c) (i) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iii) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company or Subsidiary reasonably believed to be the least costly was chosen;

               (d) (i) incurrences by the Company or any of the Subsidiaries of any Indebtedness other than under the Bridge Loan, or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary (in either case other than any Indebtedness of the Company or a Subsidiary owing to the Company or a wholly-owned Subsidiary);

               (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any Subsidiary;

               (f) any material change in (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, (ii) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes or (iii) the fiscal year of the Company or any Subsidiary;

               (g) any write-off or write-down of or any determination to write off or down any of the Assets and Properties of the Company or any Subsidiary;

               (h) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

               (i) any (i) amendment of the memorandum and articles of association (or other comparable corporate charter documents) of the Company or any Subsidiary, (ii) reorganization, liquidation or dissolution of the Company or any Subsidiary or (iii) Business Combination involving the Company or any Subsidiary and any other Person;

               (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.18(a) or (ii) any material License held by the Company or any Subsidiary;

               (k) capital expenditures or commitments for additions to property, plant or equipment of the Company and the Subsidiaries constituting capital assets in an aggregate amount exceeding US$100,000;

               (l) any commencement or termination by the Company or any Subsidiary of any line of business;

               (m) any transaction by the Company or any Subsidiary with any Seller, any officer, director, Affiliate or Associate of any Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary) (i) outside the ordinary course of business consistent with past practice or (ii) other than on an arm's-length basis pursuant to a Contract in effect on the Audited Financial Statement Date and disclosed to Purchaser pursuant to Section 2.18(a)(vii);

               (n) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

               (o) any other transaction involving or development affecting the Company or any Subsidiary outside the ordinary course of business consistent with past practice.

               2.10. No Undisclosed Liabilities. Except as reflected or reserved
                     --------------------------
against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Schedule,
                                     ---------------------------------------
there are no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of the Company.

               2.11. Taxes.
                     -----

               (a)  Except as set forth in Section 2.11 of the Disclosure
                                           ------------------------------
Schedule, all Tax Returns, reports and other filings in respect of Taxes
--------
required to be filed in respect of the Company and each of its Subsidiaries on or prior to the Closing Date have been duly and timely filed, have been prepared in compliance with all applicable laws, rules and regulations, and are true, correct and complete. All Taxes due and payable by the Company and each of its Subsidiaries on or prior to the Closing Date, whether or not shown as due on such Tax Returns, reports or other filings, have been fully paid when due. The Company and each of its Subsidiaries has established adequate reserves on their respective books of account for all Taxes and for the liability for deferred income Taxes payable in respect of the Company or its relevant Subsidiary.

               (b)  Except as set forth in Section 2.11 of the Disclosure
                                           ------------------------------
Schedule, there are no agreements or applications by the Company for an
--------
extension of time for the assessment or payment of any Pre-Closing Taxes as defined in Article 9.02(a) below and no waivers of the statute of limitations in respect of such Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due. The Company has not received any claim from any taxing authority in a jurisdiction in which the Company is or may be subject to taxation and in which the Company has failed to file Tax Returns required by that jurisdiction.

               (c) Other than pursuant to this Agreement, neither the Company nor any of its Subsidiaries has ever been a party to or bound by any Tax indemnity, Tax sharing or similar agreement and neither the Company nor any of its Subsidiaries has any material liability for any Taxes of any other person. The Company and each of its Subsidiaries has withheld or deducted all Taxes or other amounts from payments to employees or other persons required to be deducted or withheld, and has timely paid over such Taxes or other amounts to the appropriate governmental authorities to the extent due and payable.

               (d) There is no material dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has any knowledge based upon personal contact with any agent of such authority. Section 2.11 (d) of the Disclosure Schedule lists
                             -------------------------------------------
all jurisdictions in which Tax Returns are filed with respect to any of the Company and its Subsidiaries and indicates those Tax Returns that have been audited or that are currently the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1995.

               (e) None of the Company or any of its Subsidiaries (i) is engaged in the conduct of a trade or business within the United States; (ii) is a corporation or other entity organized or incorporated in the United States;
(iii) has a branch or other permanent establishment in any country outside its country of incorporation or organization; (iv) has United States real property interests described in Code Section 897; or (v) has a material item of income or gain reported for financial accounting purposes in a pre-Closing period which is required to be included in taxable income for a post-Closing period.

               (f) The aggregate tax basis of the assets held in each of the Company and its Subsidiaries does not exceed the fair market value of the share capital of the Company or the relevant Subsidiary.

               (g) None of the Company or any of its Subsidiaries is a (i) passive foreign investment company as described in Code Section 1297; (ii) foreign investment company described in Code Section 1246 (iii) controlled foreign corporation described in Code Section 957 or (iv) foreign personal holding company described in Code Section 552.

               (h) None of the shareholders of the Company or any of its Subsidiaries has personal liability under local law for the debts and claims of the relevant entity. None of the Company or any of its Subsidiaries, or any shareholder of the Company or any of its Subsidiaries has made an election under US law to classify the Company or any of its Subsidiaries as something other than an entity taxable as a corporation.

               (i) Without limiting the generality of any of the foregoing, the Company is a "production-oriented enterprise" within the meaning of Guo Shui Fa
(1994) No. 209, issued by the PRC State Administration of Taxation and, as such, is entitled to a two-year income tax exemption in the PRC, followed by a three-year 50% income tax reduction, beginning with the tax year ended December 31, 2000.

               2.12. Legal Proceedings.  Except as disclosed in Section 2.12 of
                     -----------------                          ---------------
the Disclosure Schedule (with paragraph references corresponding to those set
-----------------------
forth below):

               (a) there are no Actions or Proceedings pending or, to the knowledge of the Company and the Subsidiaries, threatened against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to the Company or a Subsidiary, could reasonably be expected to result in (A) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations or
(B) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding US$100,000;

               (b) there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

               (c) there are no Orders outstanding against the Company or any Subsidiary.

               Prior to the execution of this Agreement, the Company has delivered to Purchaser all responses of counsel for the Company and the Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary.

               2.13. Compliance With Laws and Orders. Except as disclosed in
                     -------------------------------
Section 2.13 of the Disclosure Schedule, neither the Company nor any Subsidiary
---------------------------------------
is or has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

               2.14. Benefit Plans.
                     -------------

               (a)  Section 2.14(a) of the Disclosure Schedule contains a true
                    ------------------------------------------
and complete list and description of each of the Benefit Plans. The Company has delivered copies of all Benefit Plan documents maintained by the Company and its Subsidiaries. Neither the Company nor any Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.14(a) of
                                                            ------------------
the Disclosure Schedule, no loan is outstanding between the Company or any
-----------------------
Subsidiary and any employee.

               (b) Each of the Benefit Plans is, and its administration (including without limitation, with respect to reporting and disclosure) is and has been, in compliance with, its terms and with applicable law (including, without limitation, all tax rules compliance with which is required for any intended favorable tax treatment).

               (c) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

               (d) To the knowledge of the Company and the Subsidiaries, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, the Company, any Subsidiary or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

               (e) All contributions, premiums and other payments required by law or any Benefit Plan or other agreement to have been made under any such Plan have been made by the due date thereof, and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing, or otherwise with respect to periods before and through the Closing, due from any of the Company or its Affiliates to, under or on account of each Benefit Plan shall have been paid prior to Closing or shall have been fully reserved and provided for in the Audited Financial Statements.

               (f) None of the Company or any of its Subsidiaries is in default in performing any of its contractual obligations under any of the Benefit Plans.

               (g) Without limiting the generality of any other provision of this Section 2.14, no event has occurred and no condition exists, with respect to any Plan, that has subjected or could subject the Purchaser, the Company or any Subsidiary, or any Benefit Plan or any successor thereto, to any tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under the Benefit Plans with respect to employees of the Company and its Subsidiaries).

               (h) Neither the Company, any Subsidiary nor any Affiliate has ever maintained, contributed or to had any liability with respect to any Plan that is or was ever subject to any Federal, State or local law in the United States.

               (i) Inter-Connect Tech. Limited is a corporation duly organized, validly existing and in good standing under the Laws of the British Virgin Islands, and is the Record Holder of 8,325,000 Shares. The individuals set forth in Section 2.14(i) of the Disclosure Schedule are the Beneficial Owners of the
   ------------------------------------------
Allocated Inter-Connect Shares in the respective amounts set forth opposite their names, and the record holder of the issued and outstanding share capital of Inter-Connect Tech. Limited holds such share capital for the benefit of such individuals. The Unallocated Inter-Connect Shares are not beneficially owned by any of the individuals set forth in Section 2.14(i) of the Disclosure Schedule
                                    ------------------------------------------
and such individuals have no claims or other rights in respect of the Unallocated Inter-Connect Shares.

               2.15. Real Property.
                     -------------

               (a)  Section 2.15(a) of the Disclosure Schedule contains a true
                    ------------------------------------------
and correct list of (i) each parcel of real property owned by the Company or any Subsidiary, (ii) each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any such parcel of real property referred to in clause (i) of this paragraph (a).

               (b) The Company or a Subsidiary has good and marketable fee simple title to and, except for the real property leased to others referred to in clause (ii) of paragraph (a) above, the Company or a Subsidiary is in possession of each parcel of real property, together with all buildings, structures, facilities, fixtures and other improvements thereon, listed in
Section 2.15(a) of the Disclosure Schedule, and in each case such parcel is,
------------------------------------------
except as listed in Section 2.15(a) of the Disclosure Schedule, free and clear
                    ------------------------------------------
of all Liens other than Permitted Liens. The Company and the Subsidiaries have adequate rights of ingress and egress with respect to such real property, buildings, structures, facilities, fixtures and other improvements. None of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

               (c) The Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is
                           ------------------------------------------
no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

               (d) The Company has delivered to Purchaser prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property listed in Section 2.15(a) of the Disclosure
                                       ---------------------------------
Schedule pursuant to clause (i) of paragraph (a) above and (ii) all leases
--------
(including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property listed in Section 2.15(a) of the Disclosure
                                            ---------------------------------
Schedule pursuant to clause (ii) of paragraph (a) above.
--------

               (e)  Except as set forth in Section 2.15(e) of the Disclosure
                                           ---------------------------------
Schedule, no tenant or other party in possession of any of the real properties
--------
identified in Section 2.15(a) of the Disclosure Schedule has any right to
              ------------------------------------------
purchase, or holds any right of first refusal to purchase, such properties.

               2.16. Tangible Personal Property. The Company or a Subsidiary is
                     --------------------------
in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Audited Financial Statements and tangible personal property acquired since the Audited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section
                                                                      -------
2.16 of the Disclosure Schedule, and is in good working order and condition,
-------------------------------
ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

               2.17. Intellectual Property Rights. The Company and the
                     ----------------------------
Subsidiaries have interests in or use only the Intellectual Property disclosed in Section 2.17 of the Disclosure Schedule, each of which the Company or a
   ---------------------------------------
Subsidiary either has all right, title and interest in or a valid and binding license to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company or any Subsidiary. Except as disclosed in
Section 2.17 of the Disclosure Schedule, (i) the Company or a Subsidiary has the
---------------------------------------
exclusive right to use the Intellectual Property disclosed in Section 2.17 of
                                                              ---------------
the Disclosure Schedule, (ii) all registrations with and applications to
-----------------------
Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or a Subsidiary to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property, (iv) the Company has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) neither the Company nor any Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. Neither the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Company and the Subsidiaries, has been made to such effect that has not been resolved and, to the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary is infringing any Intellectual Property Rights of any other Person.

               2.18. Contracts. (a) Section 2.18(a) of the Disclosure Schedule
                     ---------      ------------------------------------------
(with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                    (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and not embodied in a Contract) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business;

                    (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or, except as provided in Section 5.10, prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

                    (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                    (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary or to Preferred Shares issued by the Company or any Subsidiary (other than Indebtedness owing to or Preferred Shares owned by the Company or any wholly-owned Subsidiary);

                    (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

                    (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any Business Combination;

                    (vii) all Contracts between or among the Company or any Subsidiary, on the one hand, and any Seller, or officer, director, Affiliate or Associate of such Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the other hand;

                    (viii) all collective bargaining or similar labor Contracts;

                    (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital shares, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                     (x) all other Contracts that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than US$50,000.

               (b)  Each Contract required to be disclosed in Section 2.18(a) of
                                                              ------------------
the Disclosure Schedule is in full force and effect and constitutes a legal,
-----------------------
valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure
                                          ---------------------------------
Schedule neither the Company, any Subsidiary nor, to the knowledge of the
--------
Sellers, the Company and the Subsidiaries, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

               (c)  Except as disclosed in Section 2.18(c) of the Disclosure
                                           ---------------------------------
Schedule, neither the Company nor any Subsidiary is a party to or bound by any
--------
Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of the Company or any of its Subsidiaries.

               2.19. Licenses.
                     --------

               (a)  Section 2.19 of the Disclosure Schedule contains a true and
                    ---------------------------------------
complete list of all Licenses used in and material to the business or operations of the Company or any Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure Schedule:
                                 ---------------------------------------

                     (i) The Company and each Subsidiary owns or validly holds all Licenses that are material to its business or operations;

                     (ii)   each License listed in Section 2.19 of the
                                                   -------------------
          Disclosure Schedule is valid, binding and in full force and effect;
          -------------------
          and

                     (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

               (b) Without limiting the generality of paragraph (a) above, all Licenses required under PRC law for the due and proper establishment and operation of Bonson Guangzhou and for the conduct of the business of Bonson Guangzhou have been duly obtained from the relevant PRC authorities and are in full force and effect. All filings and registrations with the relevant PRC authorities required in respect of Bonson Guangzhou and its operations, including but not limited to registration with the Ministry of Foreign Trade and Economic Cooperation, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange, and the relevant tax bureau, customs authorities and product registration authorities, have been duly completed in accordance with the relevant PRC rules and regulations.

               2.20. Insurance. Section 2.20 of the Disclosure Schedule contains
                     ---------  ---------------------------------------
a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary.

The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.20 of the Disclosure Schedule is
                                 ---------------------------------------
valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 2.20 of the Disclosure Schedule are placed
                             ---------------------------------------
with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company and the Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company nor any Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

               2.21. Affiliate Transactions. Except as disclosed in Section
                     ----------------------                         -------
2.21(a) of the Disclosure Schedule, as of the date of this Agreement, (i) there
----------------------------------
are no intercompany Liabilities between the Company or any Subsidiary, on the one hand, and any Seller, or officer, director, Affiliate or Associate of such Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the other, (ii) neither any such Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary,
(iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any Seller or any officer, director, Affiliate or Associate of any Seller and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any Seller or any such officer, director, Affiliate or Associate of any Seller. Except as disclosed in Section 2.21(b) of the Disclosure Schedule, each of the
                       ------------------------------------------
Liabilities and transactions listed in Section 2.21(a) of the Disclosure
                                       ---------------------------------
Schedule was incurred or engaged in, as the case may be, on an arm's-length
--------
basis. Except as disclosed in Section 2.21(c) of the Disclosure Schedule, since
                              ------------------------------------------
the Audited Financial Statement Date, all settlements of intercompany Liabilities between the Company or any Subsidiary, on the one hand, and any Seller or any officer, director, Affiliate or Associate of any Seller, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

               2.22. Employees; Labor Relations. (a) Section 2.22 of the
                     --------------------------      -------------------
Disclosure Schedule contains a list of the name of each officer and full-time
-------------------
employee of the Company and the Subsidiaries at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. The Company has not received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

               (b)  Except as disclosed in Section 2.22 of the Disclosure
                                           ------------------------------
Schedule, (i) no employee of the Company or any Subsidiary is presently a member
--------
of a collective bargaining unit and, to the knowledge of Sellers, the Company and the Subsidiaries, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary, and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company or any of the Subsidiaries before any Governmental or Regulatory Authority. During the past five years, there has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

               2.23. Environmental Matters. Each of the Company and the
                     ---------------------
Subsidiaries has obtained all Licenses that are required in respect of its business, operations or Assets and Properties under applicable Environmental Laws. Each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. Except as set forth in
Section 2.23 of the Disclosure Schedule (with paragraph references corresponding
---------------------------------------
to those set forth below):

               (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company or the Subsidiaries, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required in connection with the conduct of the business or operations of the Company or any of the Subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or release, of any Hazardous Material, and neither the Company nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.

               (b) Neither the Company, any Subsidiary nor, to the knowledge of the Company or the Subsidiaries, any prior owner or lessee of any property now or previously owned or leased by the Company or any Subsidiary, has handled any Hazardous Material on any property now or previously owned or leased by the Company or any Subsidiary; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and
(iv) no Hazardous Material has been released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any property now or previously owned or leased by the Company or any Subsidiary, during any period that the Company or a Subsidiary owned or leased such property or, to the knowledge of the Company or the Subsidiaries, prior thereto.

               (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that could lead to claims against Purchaser, the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or personal injury claims.

               (d) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law or Order on any real property owned or leased by the Company or any Subsidiary, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company or the Subsidiaries, is in process which could subject any of such properties to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Material at any property owned by it in any deed to such property.

               (e) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any Subsidiary in relation to any property or facility now or previously owned or leased by the Company or any Subsidiary which have not been delivered to Purchaser prior to the execution of this Agreement.

               2.24. Substantial Customers and Suppliers. Section 2.24(a) of the
                     -----------------------------------  ----------------------
Disclosure Schedule lists, as of the date hereof, the customers of the Company
-------------------
and the Subsidiaries, on the basis of revenues for goods to be sold or services to be provided under existing Contracts. Section 2.24(b) of the Disclosure
                                         ---------------------------------
Schedule lists the primary suppliers of the Company and the Subsidiaries, on the
--------
basis of cost of goods or services to be purchased under existing Contracts. Except as disclosed in Section 2.24(c) of the Disclosure Schedule, no such
                       ------------------------------------------
customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company and the Subsidiaries since the Audited Financial Statement Date, or to the knowledge of the Company or the Subsidiaries, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in
Section 2.24(d) of the Disclosure Schedule, to the knowledge of the Company and
------------------------------------------
the Subsidiaries, no such customer or supplier is threatened with bankruptcy or insolvency.

               2.25. Bank and Brokerage Accounts; Investment Assets. Section
                     ----------------------------------------------  -------
2.25 of the Disclosure Schedule sets forth (a) a true and complete list of the
-------------------------------
names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset held through or in each such account, box and relationship, including the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

               2.26. No Powers of Attorney. Except as set forth in Section 2.26
                     ---------------------                         ------------
of the Disclosure Schedule, neither the Company nor any Subsidiary has any
--------------------------
powers of attorney or comparable delegations of authority outstanding.

               2.27. Accounts Receivable. Except as set forth in Section 2.27 of
                     -------------------                         ---------------
the Disclosure Schedule, the accounts and notes receivable of the Company and
-----------------------
the Subsidiaries reflected on the balance sheet included in the Audited Financial Statements, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date, (i) arose from bona fide sales
                                                        ---- ----
transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Audited Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. Section
                                                                         -------
2.27 of the Disclosure Schedule sets forth a description of any security
-------------------------------
arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and the Subsidiaries. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or a Subsidiary, as the case may be, a perfected security interest in the related collateral, have been taken.

               2.28. Inventory. All inventory of the Company and the
                     ---------
Subsidiaries reflected on the balance sheet included in the Audited Financial Statements consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as disclosed in the notes to the Audited Financial Statements, all items included in the inventory of the Company and the Subsidiaries are the property of the Company and the Subsidiaries, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

               2.29. Investment Company. The Company is not an "investment
                     ------------------
company" within the meaning of the United States Investment Company Act of 1940, as amended.

               2.30. Super Action Group Limited. Super Action Group Limited is a
                     --------------------------
corporation duly organized, validly existing and in good standing under the Laws of the British Virgin Islands, and is the Record Holder of 10,905,000 Shares. Juntang Zou is the Beneficial Owner of such Shares, and the record holders of the issued and outstanding share capital of Super Action Group Limited hold such share capital for the benefit of Juntang Zou.

               2.31. Brokers. All negotiations relative to this Agreement and
                     -------
the transactions contemplated hereby have been carried out by Sellers directly with Purchaser without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

               2.32. Disclosure. All material facts relating to the Business or
                     ----------
Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS

               3.01. Authorization. Each of the Sellers severally and not
                     -------------
jointly, represents and warrants to Purchaser as set forth below, as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the Disclosure Schedule.

               (a) Each Seller that is a Record Holder is the sole and exclusive record owner, and each Seller that is a Beneficial Owner is the sole and exclusive beneficial owner, of the Shares set forth opposite its name in
Schedule 1.01, free and clear of all Liens, and, except as set forth Section
-------------                                                        -------
3.01(a) of the Disclosure Schedule, there are no agreements, arrangements or
----------------------------------
understandings to which such Seller is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the Shares owned by such Seller or any interest therein.

               (b) Such Seller shall deliver or cause to be delivered to Purchaser certificates representing all Shares owned by such Seller in the amounts contemplated by Section 1.02, each such certificate to be duly endorsed for transfer and free and clear of all Liens. The delivery of such certificates to Purchaser duly endorsed for transfer will transfer to Purchaser good and valid title to such Shares, free and clear of all Liens.

               (c) Each Corporate Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Each Corporate Seller has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Corporate Seller of this Agreement and the Operative Agreements to which it is a party have been duly authorized by all requisite corporate action. This Agreement has been, and the Operative Agreements to which it is a party will be as of the Closing Date, duly executed and delivered by each Seller, and (assuming due execution and delivery by Purchaser) this Agreement constitutes, and each of the Operative Agreements to which it is a party when executed and delivered will constitute, a valid and binding obligation of each Seller, enforceable in accordance with its terms.

               (d) The execution and delivery of this Agreement and the Operative Agreements by such Seller and the consummation of the transactions contemplated hereby and thereby will not (i) except as disclosed Section 3.01(d)
                                                                 ---------------
of the Disclosure Schedule, breach, violate or constitute an event of default
--------------------------
(or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any articles or certificate of incorporation or other constituting document, by-laws, or other documents providing for the governance of a Corporate Seller, note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Seller is a party, or by which such Seller or the Shares held by such Seller may be bound, or result in the creation of any Lien upon the properties or assets of such Seller pursuant to the terms of any such instrument or obligation, or (ii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Seller or by which the Shares held by such Seller may be bound.

               3.02. AsiaInfo Shares. Each Seller receiving AsiaInfo Shares in
                     ---------------
consideration of part or all of its Shares, severally and not jointly, acknowledges, represents and warrants to Purchaser as set forth below, as of the date of this Agreement and as of the Closing Date.

               (a) Such Seller understands that the AsiaInfo Shares to be issued to such Seller pursuant to this Agreement will not have been registered under the United States Securities Act of 1933, as amended (the "Securities
                                                                 ----------
Act"), or any state securities law by reason of specific exemptions under the
---
provisions thereof which depend in part upon the other representations and warranties made by the Seller in this Agreement. Such Seller understands that Purchaser is relying, in part, upon the Seller's representations and warranties contained in this Section 3.02(a) for the purpose of determining whether this transaction meets the requirements for such exemptions.

               (b) Either (i) such Seller is an "accredited investor" (as defined in Rule 501(a) under the Securities Act) or (ii) such Seller is a Person that, at the time the buy order (within the meaning of Regulation S promulgated under the Securities Act) for the AsiaInfo Shares was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S and no offer, within the meaning of Regulation S, was made to such Seller (or any other person on its behalf) in the United States.

               (c) Such Seller understands that the AsiaInfo Shares to be received by such Seller in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the United States Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that such
                 ---
Seller may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Such Seller further understands that Purchaser has no obligation or intention to register the sale of any of the AsiaInfo Shares to be received by such Seller in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act, except as specifically provided in the Registration Rights Agreements. Such Seller further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, such Seller understands that such Seller may have to bear the economic risk of an investment in AsiaInfo Shares to be received by such Seller pursuant to the transactions contemplated hereby for an indefinite period of time.

               (d) Such Seller is acquiring AsiaInfo Shares pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

               (e) Such Seller understands and acknowledges that the certificate(s) evidencing the AsiaInfo Shares to be issued pursuant to the transactions contemplated hereby shall bear the following legends:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

          AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER DISPOSITION PURSUANT TO A LOCK-UP AGREEMENT DATED AS OF [DATE]. A COPY OF SUCH LOCK-UP AGREEMENT IS MAINTAINED AT THE OFFICES OF THE CORPORATION BY THE SECRETARY OF THE CORPORATION."

          3.03. Tax Matters. Each Seller, severally and not jointly, represents
                -----------
and warrants that such Seller has had an opportunity to review with its own tax advisors the tax consequences to such Seller of the sale of the Shares and the other transactions contemplated by this Agreement. Such Seller understands that it must rely solely on its advisors and not on any statements or representations by Purchaser, the Company or any of their agents. Such Seller understands that it (and not the Purchaser or the Company) shall be responsible for its own tax liability that may arise from the sale of the Shares and the other transactions contemplated by this Agreement.

          3.04. Shareholders Agreement and Other Rights. Each Seller, severally
                ---------------------------------------
and not jointly, represents and warrants that the Shareholders Agreement dated as of September 21, 2000, as amended from time to time, by and among the Company and certain Sellers (the "Shareholders Agreement") shall terminate automatically
                          ----------------------
as to all parties thereto in connection with the Closing. Other than pursuant to the Shareholders Agreement, such Seller does not have any pre-emptive rights, rights of first refusal, tag-along rights or similar rights in respect of the Company or the Shares. In furtherance and not in limitation of the foregoing, Sellers hereby waive any and all pre-emptive rights, rights of first refusal, tag-along rights or similar rights, as well as any entitlements to liquidation preferences or other preferences contemplated under the memorandum and articles of association of the Company or otherwise, to the extent that any such rights or preferences would be inconsistent with the transactions set forth in this Agreement or the Operative Agreements

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Sellers as follows:

          4.01. Organization. Purchaser is a corporation duly organized, validly
                ------------
existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of Purchaser to perform its obligations hereunder or thereunder.

          4.02. Authorization. The execution and delivery by Purchaser of this
                -------------
Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the board of directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

          4.03. No Conflicts. The execution and delivery by Purchaser of this
                ------------
Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Purchaser;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.05, conflict with or
                                                -------------
result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

          (c)   except as disclosed in Schedule 4.03, (i) conflict with or
                                       -------------
result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

          4.04. AsiaInfo Shares. The AsiaInfo Shares to be issued and delivered
                ---------------
to the Founders, Management Shareholders and the Remaining Shareholders have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The delivery of certificates at the Closing representing the AsiaInfo Shares in the manner provided in Section
1.03 will transfer to the Founders, the Management Shareholders and the Remaining Shareholders good and valid title to the AsiaInfo Shares, free and clear of all Liens.

          4.05. Governmental Approvals and Filings. Except as disclosed in
                ----------------------------------
Schedule 4.05, no consent, approval or action of, filing with or notice to any
-------------
Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          4.06. Legal Proceedings. There are no Actions or Proceedings pending
                -----------------
or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          4.07. SEC Documents; Financial Statements. As of their respective
                -----------------------------------
filing dates, the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Purchaser SEC
      ------------
Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected or supplemented by a subsequently filed Purchaser SEC Document. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser
                                                                 ---------
Financial Statements") complied with applicable accounting requirements and with
--------------------
the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Forms 10-Q, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present and accurately reflect the consolidated financial condition and operating results of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments).

          4.08. Brokers. All negotiations relative to this Agreement and the
                -------
transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          4.09. Investment Company. Purchaser is not an "investment company"
                ------------------
within the meaning of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"). Provided that the Company is not an "investment company" within the meaning of the Investment Company Act, Purchaser will not be an "investment company" upon consummation of the transactions contemplated in the Operative Agreements.

          4.10. Shares. Purchaser acknowledges, represents and warrants to
                ------
Sellers as set forth below, as of the date of this Agreement and as of the Closing Date.

          (a) Purchaser understands that the Shares to be sold to Purchaser pursuant to this Agreement will not have been registered under the Securities Act, or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by Purchaser in this Agreement. Purchaser understands that the Sellers are relying, in part, upon the Purchaser's representations and warranties contained in this Section 4.10 for the purpose of determining whether this transaction meets the requirements for such exemptions.

          (b) Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act).

          (c) Purchaser understands that the Shares to be received by Purchaser in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the SEC promulgated thereunder provide in substance that Purchaser may dispose of such Shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration, if available. Purchaser further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, Purchaser understands that Purchaser may have to bear the economic risk of an investment in the Shares to be received by Purchaser pursuant to the transactions contemplated hereby for an indefinite period of time.

          (d) Purchaser is acquiring Shares pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such Shares or any interest therein.

                                   ARTICLE V

                             COVENANTS OF SELLERS

          Sellers covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for a period of six months following the Closing Date, Sellers will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing. For purposes of this Article V, the parties understand and
                                         ---------
agree that in all cases where the Sellers covenant to cause the Company to take, or refrain from taking a particular action, each Seller agrees to exercise all control and power over the Company available to such Seller (whether by virtue of office, directorship, shareholder status, contract or otherwise) in order to cause the Company to take, or refrain from taking, the specified action, provided that no Seller shall be obligated to exercise any control or power not available to them by virtue of office, directorship, shareholder status, contract or otherwise.

          5.01. Regulatory and Other Approvals. Sellers will, and will cause the
                ------------------------------
Company and the Subsidiaries to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.05 and 2.06 of the Disclosure Schedule,
                              -------------------------------------------------
(b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          5.02. Investigation by Purchaser. Sellers will, and will cause the
                --------------------------
Company and the Subsidiaries to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full
                                                 ---------------
access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

          5.03. No Solicitations. Sellers will not take, nor will it permit the
                ----------------
Company, the Subsidiaries or any Affiliate of Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers, the Company, the Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with the Company or any Subsidiary, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any Subsidiary or (c) to furnish or cause to be furnished any information with respect to the Company or any Subsidiary to any Person (other than as contemplated by Section 5.02) who Sellers, the Company, any Subsidiary or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company or any Subsidiary. If Sellers, the Company, any Subsidiary or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Purchaser or any other Person referred to in Section 5.02) any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this Section 5.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

          5.04. Conduct of Business. Sellers will cause the Company and the
                -------------------
Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Sellers will:

          (a) cause the Company and the Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company or any Subsidiary sells goods or provides services or with whom the Company or any Subsidiary otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

          (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner and
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes or (C) the fiscal year of the Company or any Subsidiary;

          (c) (i) use, and will cause the Company and the Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.20 of the Disclosure Schedule, (ii) to
                              ---------------------------------------
the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary to continue to be provided at the expense of the Company and the Subsidiaries for at least sixty (60) calendar days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company and the Subsidiaries to be paid to the Company and the Subsidiaries; and

          (d) cause the Company and the Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

          (e) cause the Company and its Subsidiaries to prepare and file on or before the due date therefor all Tax Returns required to be filed by them (except for any Tax Return for which an extension has been granted as permitted hereunder) on or before the Closing Date, and shall pay, or cause the Company and its Subsidiaries to pay, all Taxes (including estimated Taxes) due on such Tax Return (or due with respect to Tax Returns for which an extension has been granted as permitted hereunder) or which are otherwise required to be paid at any time prior to or during such period. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods except for new elections that may be made therein that were not previously available, subject to Purchaser's consent (not to be unreasonably withheld or delayed).

          (f) to the extent any Seller has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company or its Subsidiaries, notify Purchaser of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

          (g) not, and shall cause the Company not to, take any of the following actions with respect to the Company or its Subsidiaries without the Purchaser's consent, (i) make, revoke or amend any Tax election, (ii) execute any waiver of restrictions on assessment or collection of any Tax or (iii) enter into or amend any agreement or settlement with any Tax authority.

          (h) terminate all tax-sharing agreements or similar arrangements with respect to or involving the Company or its Subsidiaries prior to the Closing Date, such that after the Closing Date, none of the Company or its Subsidiaries shall be bound thereby or have any liability thereunder to the other party for amounts due in respect of such agreements and arrangements.

          5.05. Financial Statements and Reports.
                --------------------------------

          (a) As promptly as practicable and in any event no later than forty five (45) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or ninety (90) days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, Sellers will deliver to Purchaser true and complete copies of, in the case of any such fiscal year, the audited and, in the case of any such fiscal quarter, the unaudited consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, shareholders' equity and cash flows, of the Company and its consolidated subsidiaries, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements.

          (b) As promptly as practicable, Sellers will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by Sellers, the Company or any Subsidiary relating to the business or operations of the Company or any Subsidiary or as Purchaser may otherwise reasonably request.

          5.06. Employee Matters. Except as may be required by Law, Sellers will
                ----------------
refrain, and will cause the Company and the Subsidiaries to refrain, from directly or indirectly:

          (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any Subsidiary concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

          (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary;

          (c) adopting, entering into, amending, modifying or terminating (partially or completely) any Benefit Plan except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company or Subsidiary reasonably believes to be the least costly is chosen;

          (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or

          (e) entering into, amending, modifying or terminating (partially or completely), any Contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed in Section 2.18(a)(i)
                                                            ------------------
of the Disclosure Schedule.
--------------------------

          Sellers will cause the Company and the Subsidiaries to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with applicable Laws. Sellers will promptly notify Purchaser in writing of each receipt by Sellers, the Company or any Subsidiary (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding involving any Benefit Plan.

          5.07. Certain Restrictions. Sellers will cause the Company and the
                --------------------
Subsidiaries to refrain from:

          (a) except in connection with the liquidation and dissolution of Bonson BVI pursuant to Section 7.18, amending their memorandum and articles of association or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

          (b) except in connection with the exercise pursuant to Section 7.13 of the 8,000,000 Employee Share Options outstanding on the date hereof and disclosed pursuant to Section 2.03, authorizing, issuing, selling or otherwise disposing of any capital shares with respect to the Company or any Subsidiary, or effecting any share split or other change in the capitalization of the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding capital shares with respect to the Company or any Subsidiary;

          (c) granting, conferring or awarding any Employee Share Option or other Option not outstanding on the date hereof;

          (d) except in connection with the liquidation and dissolution of Bonson BVI pursuant to Section 7.18, declaring, setting aside or paying any dividend or other distribution in respect of the capital shares of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital shares with respect to the Company or any Subsidiary not wholly owned by the Company;

          (e) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

          (f) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to
(A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to Section 2.18(a), or (B) any material License or (ii) granting any irrevocable powers of attorney;

          (g) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

          (h) (i) incurring any additional Indebtedness, or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary (in either case other than Indebtedness of the Company or a Subsidiary owing to the Company or a wholly-owned Subsidiary);

          (i)   engaging with any Person in any Business Combination;

          (j) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding US$100,000;

          (k) making any change in the lines of business in which they participate or are engaged;

          (l) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

          (m) entering into any agreement to do or engage in any of the foregoing.

          5.08. Affiliate Transactions. Except as set forth in Section 5.08 of
                ----------------------                         ---------------
the Disclosure Schedule, all Indebtedness and other amounts owing under
-----------------------
Contracts between any Seller, any officer, director, Affiliate or Associate of any Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the one hand, and the Company or any of the Subsidiaries, on the other, will be paid in full prior to the Closing or deducted from the proceeds due to such Seller at Closing, and such Seller will terminate and will cause any such officer, director, Affiliate or Associate to terminate each Contract with the Company or any Subsidiary. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.18(a)(vii)), with any Seller or any such officer, director, Affiliate or Associate.

          5.09. Books and Records. On the Closing Date, Sellers will deliver or
                -----------------
make available to Purchaser at the offices of the Company and the Subsidiaries all of the Books and Records, and if at any time after the Closing Sellers discover in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

          5.10. Noncompetition.
                --------------

          (a) The Founders and the Management Shareholders will, for a period of twelve months from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

                (i) employing, engaging or seeking to employ or engage any Person who within the prior eighteen months had been an officer or employee of the Company or a Subsidiary, unless such officer or employee is terminated by the Company or any Subsidiary after the Closing Date without cause;

                (ii) causing or attempting to cause (A) any client, customer or supplier of the Company or any Subsidiary to terminate or materially reduce its business with the Company and the Subsidiaries or (B) any officer, employee or consultant of the Company or any Subsidiary to resign or sever a relationship with the Company or a Subsidiary;

               (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of the Subsidiaries or any of their respective clients, customers or suppliers; or

                (iv) participating or engaging in, or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which the Company or any of the Subsidiaries is participating or engaged on the Closing Date in the PRC, the Hong Kong Special Administrative Region of the PRC, or Taiwan.

          (b) The parties hereto recognize that the Laws and public policies of the various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and the Founders and Management Shareholders hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

          5.11. Notice and Cure. Sellers will notify Purchaser promptly in
                ---------------
writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Sellers also will notify Purchaser promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Sellers in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XI.

          5.12. Fulfillment of Conditions. Sellers will execute and deliver at
                -------------------------
the Closing each Operative Agreement that Sellers are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VI

                            COVENANTS OF PURCHASER

          Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for a period of six months following the Closing Date, Purchaser will comply with all covenants and provisions of this Article VI, except to the extent Sellers may otherwise consent in writing.

          6.01. Regulatory and Other Approvals. Purchaser will (a) take all
                ------------------------------
commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 4.03 and 4.05, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Sellers, the Company and the Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          6.02. Notice and Cure. Purchaser will notify Sellers promptly in
                ---------------
writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Sellers promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' right to seek indemnity under Article XI.

          6.03. Fulfillment of Conditions. Purchaser will execute and deliver at
                -------------------------
the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          7.01. Representations and Warranties. Each of the representations and
                ------------------------------
warranties made by Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date, and the Company shall have delivered a certificate to that effect, executed by its chief executive officer, in the form of Exhibit D hereto.
   ---------

          7.02.  Performance. Sellers shall have performed and complied with, in
                 -----------
all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

          7.03.  Orders and Laws. There shall not be in effect on the Closing
                 ---------------
Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

          7.04.  Regulatory Consents and Approvals. All consents, approvals and
                 ---------------------------------
actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

          7.05.  Third Party Consents. The consents (or in lieu thereof waivers)
                 --------------------
listed in Schedule 7.05 hereto, and all other consents (or in lieu thereof
          -------------
waivers) to the performance by Purchaser and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Sellers, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

          7.06.  Opinions of Counsel. Purchaser shall have received the opinions
                 -------------------
of Sidley Austin Brown & Wood, Guang Xin Lawyers, and Conyers Dill & Pearman, U.S., PRC and British Virgin Islands and Cayman Islands counsel, respectively, to Sellers and the Company, dated the Closing Date, substantially in the forms and to the effect of Exhibit E, Exhibit F; Exhibit G and Exhibit H,
                     ---------  ---------  ---------     ---------
respectively, and to such further effect as Purchaser may reasonably request.

          7.07.  Good Standing Certificates. Sellers shall have delivered to
                 --------------------------
Purchaser (a) copies of the certificates or articles of association (or other comparable corporate charter documents), including all amendments thereto, of the Company and each Subsidiary certified by the appropriate official of the jurisdiction of incorporation, (b) current business licenses or certificates, as applicable, from the appropriate official of the respective jurisdictions of incorporation to the effect that each of the Company and the Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and such Subsidiaries on file and attesting to its payment of all franchise or similar Taxes, and (c) a current business license or certificate, as applicable, from the appropriate official in each jurisdiction in which the Company and the Subsidiaries are qualified or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing (or in comparable status) in such jurisdiction.

          7.08.  Resignations of Directors and Officers. Such members of the
                 --------------------------------------
boards of directors and such officers of the Company and the Subsidiaries as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Sellers shall have tendered, effective at the Closing, their resignations as such directors and officers.

          7.09.  Escrow Agreement. Sellers and the Escrow Agent shall have
                 ----------------
entered into the Escrow Agreement substantially in the form and to the effect of Exhibit A.
---------

          7.10.  Proceedings. All proceedings to be taken on the part of Sellers
                 -----------
in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          7.11.  Employment Agreements. Certain of the Founders and Management
                 ---------------------
Shareholders, to be determined by Purchaser in its sole discretion, shall have executed employment agreements, substantially in the form attached hereto as Exhibit J, or in such other form acceptable to Purchaser.
---------

          7.12.  Lock-up Agreements. Each of the Founders, Management
                 ------------------
Shareholders and Remaining Shareholders shall have entered into a Lock-up Agreement with respect to the AsiaInfo Shares they will receive as consideration for the sale of the Shares, substantially in the form attached hereto as Exhibit
                                                                         -------
B, or in such other form acceptable to Purchaser.
-

          7.13.  Employee Share Options. All employee share option plans of the
                 ----------------------
Company shall have been terminated and all Employee Share Options issued thereunder shall have been duly accelerated (if necessary) and exercised through Cashless Exercises, and Sellers shall have provided to Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that such Employee Share Options have been so exercised. For purposes of this Section 7.13 and elsewhere in this Agreement, "Cashless Exercise" shall mean the exercise of
                                  -----------------
an Employee Share Option whereby, rather than pay the applicable exercise price of the Employee Share Option in cash to the Company in consideration of the full number of Shares underlying such Employee Share Option, the holder thereof tenders such Employee Share Option to the Company in consideration of the number of Shares (rounded upwards to the nearest whole number of Shares) having a fair market value (determined by reference to the Purchase Price) equal to the difference between (a) the fair market value (determined by reference to the Purchase Price) of the Shares underlying such Employee Share Option and (b) the aggregate exercise price of such Employee Share Option. The Board of Directors of the Company shall cause all of the granted Employee Share Options to be accelerated by the holders of such options. Sellers shall have provided to Purchaser (i) written evidence, in form and substance reasonably satisfactory to Purchaser, that all individual income tax payable in the PRC in connection with the exercise of such Employee Share Options has been duly paid or (ii) an opinion of counsel in form and substance reasonably satisfactory to Purchaser to the effect that no such taxes are payable, along with representation and indemnification letters from the relevant Sellers in form and substance reasonably satisfactory to the Purchaser to the effect that no such taxes are payable.

          7.14.  Audited Financial Statements and Management Accounts. Sellers
                 ----------------------------------------------------
and the Company shall have provided to Purchaser the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 2000 and September 30, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the periods then ended, and such audited financial statements shall not differ in any material respect from the unaudited financial statements referred to in Section 2.08(b). Sellers and the Company shall have provided to Purchaser the unaudited monthly management accounts of the Company for October, November and December of 2001, which accounts shall have been prepared in accordance with GAAP and reviewed by the Auditor in accordance with SAS 71, and such accounts shall be reasonably satisfactory to Purchaser in form and substance.

          7.15.  Affiliate Transactions. Sellers shall have provided to
                 ----------------------
Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that in accordance with Section 5.08, all Indebtedness and other amounts owing under Contracts between any Seller, any officer, director, Affiliate or Associate of any Seller or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary), on the one hand, and the Company or any of the Subsidiaries, on the other, has been paid in full, and that all Contracts providing for such Indebtedness or other payments have been terminated.

          7.16.  No Material Adverse Change. There shall have been no material
                 --------------------------
adverse change in the Business or Condition of the Company, nor shall there have been any damage, destruction or loss to any Assets or Properties of the Company that could reasonably be expected to result in a material adverse effect on the Business or Condition of the Company, whether or not covered by insurance.

          7.17.  Waivers.
                 -------

          (a) Sellers shall have provided to Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that Sellers have waived or abolished any and all rights that they may otherwise have been entitled to, including preemptive rights, rights of first refusal, repurchase rights or the like, relating to the Shares.

          (b) Sellers shall have provided to Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that any and all rights existing under the Beijing Agreement to subscribe for Shares of the Company or equity of any of the Company's Subsidiaries have been waived or abolished and that the Company and its Subsidiaries have been released from any and all liability relating thereto.

          (c) Sellers shall have provided to Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that any and all rights and obligations of Guangzhou Bonson and Guangzhou Technology Venture Capital Investment Ltd existing under the Co-operation Agreement and the Counter Guaranty Agreement have been waived or abolished in all respects and the Company and its Subsidiaries shall have been released from any and all liability relating thereto.

          (d) Sellers shall have provided to Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that any and all obligations of the Company or its Subsidiaries existing under the consulting agreement by and between Bonson Guangzhou and Ascend Venture Management Ltd., dated as of October 23, 2000, have been waived or abolished in all respects and the Company and its Subsidiaries shall have been released from any and all liability relating thereto.

          7.18.  Liquidation of Bonson BVI.
                 -------------------------

          (a) The Sellers shall have liquidated and dissolved, or caused to be liquidated and dissolved, Bonson BVI in accordance with applicable laws and shall have provided to Purchaser written evidence thereof, in form and substance reasonably satisfactory to Purchaser.

          (b) The Sellers shall have paid, or caused to be paid, all stamp duty and other taxes in connection with such liquidation and dissolution referred to in Section 7.18(a) above, and shall have provided to Purchaser written evidence thereof, in form and substance reasonably satisfactory to Purchaser.

          7.19.  PRC Matters.
                 -----------

          (a) The Sellers shall have provided to Purchaser written evidence from the relevant PRC Governmental or Regulatory Authority to the effect that the registered capital of Bonson Guangzhou has been increased to US$4,300,000, and that all required capital contributions in respect thereof have been made.

          (b) Bonson Guangzhou shall have initiated the process of amending its certificate recognizing it as a "high-tech" company in the PRC, indicating that such certificate is applicable to Bonson Guangzhou notwithstanding Bonson Guangzhou's conversion to a wholly foreign-owned enterprise under the Laws of the PRC.

          (c) Bonson Guangzhou shall have initiated the process of amending its PRC tax certificate recognizing the increase of the registered capital of Bonson Guangzhou to US$4,300,000.

          (d) Bonson Guangzhou shall have initiated the process of registering with the Real Property Administration or other relevant authorities in the PRC, the lease agreement dated June 25, 2001, between Bonson Guangzhou (Beijing Branch) and Beijing Yin Yu Property Management for the property located at No.12B04-12B06, 12B floor, Jin Yu Mansion, Beijing.

          (e) Bonson Guangzhou shall have initiated the process of registering with the State Administration of Industry and Commerce or other relevant authorities in the PRC, the "Bonson Tech." name and logo.

          7.20.  Inter-Connect Tech. Limited.
                 ---------------------------

          Sellers and Purchaser shall have established, or caused to have been established, a trust to hold certain of the proceeds of the sale pursuant hereto of the 8,325,000 Shares held of record by Inter-Connect Tech. Limited, as described in Section 1.02(b)(v). The terms of the trust agreement governing such trust shall be reasonably satisfactory to Purchaser and shall provide, among other things, the following:

          (a) the Purchaser or its nominee shall be appointed trustee of the trust;

          (b) the proceeds of the sale pursuant hereto of the Allocated Inter-Connect Shares shall be held in trust for the benefit of the individuals to whom such Shares have been allocated, in accordance with their respective allocations, pending distribution of such proceeds in such manner as Purchaser shall determine in its reasonable discretion; and

          (c) the portion of the cash proceeds of the sale pursuant hereto of the Unallocated Inter-Connect Shares described in Section 1.02(b)(v)(D) shall be held in trust for the benefit of certain current or future employees of the Company, as determined by the Purchaser in its sole discretion, pending distribution to such current or future employees in such manner as Purchaser shall determine in its reasonable discretion.

                                 ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF SELLERS

          The obligations of Sellers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

          8.01.  Representations and Warranties. Each of the representations and
                 ------------------------------
warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, except that representations and warranties made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date.

          8.02.  Performance. Purchaser shall have performed and complied with,
                 -----------
in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

          8.03.  Orders and Laws. There shall not be in effect on the Closing
                 ---------------
Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to the Sellers, or there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Sellers or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

          8.04.  Regulatory Consents and Approvals. All consents, approvals and
                 ---------------------------------
actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

          8.05.  Third Party Consents. All consents (or in lieu thereof waivers)
                 --------------------
to the performance by Purchaser and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contracts to which Purchaser, Sellers, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (on in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Sellers or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Sellers (a) shall have been obtained, (b) shall be in a form and substance reasonably satisfactory to Sellers, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and
(d) shall be in full force and effect.

          8.06.  Proceedings. All proceedings to be taken on the part of
                 -----------
Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          8.07.  Registration Rights Agreement. Purchaser shall have entered
                 -----------------------------
into the Registration Rights Agreements with respect to the AsiaInfo Shares, substantially in the forms attached hereto as Exhibit C1 and Exhibit C2.
                                              ----------     ----------

          8.08.  Opinion of Counsel. Sellers shall have received the opinion of
                 ------------------
Clifford Chance, counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit I, and to such further effect as Sellers may reasonably request.

                                  ARTICLE IX

                      TAX MATTERS AND POST-CLOSING TAXES

          9.01.  Termination of Prior Tax Settlement Agreements. Any tax
                 ----------------------------------------------
settlement agreement, arrangement, policy or guideline, formal or informal, express or implied that may exist between the Company or its Subsidiaries, on the one hand, and any Seller or any Affiliate of any Seller, on the other hand (a "Settlement Agreement"), shall terminate as of the Closing Date.
    --------------------

          9.02.  Certain Tax Matters.
                 -------------------

          (a) Pre-Closing Taxes.
              ------------------

                    (i) Sellers shall prepare, or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company and each of its Subsidiaries for all taxable periods of the Company and each of its Subsidiaries which are required to be filed on or prior to the Closing Date ("Pre-Closing Period Tax Returns"). Sellers shall prepare the Pre-Closing
       ------------------------------
     Period Tax Returns in a manner consistent with past practice. With respect to any Tax Returns of the Company or its Subsidiaries which are not due on or prior to the Closing Date but which relate back to a tax period prior to the Closing Date, Purchaser shall prepare, or cause to be prepared, and file or cause to be filed all such Tax Returns, and shall remit or cause the Company to remit any Taxes due in respect of such Tax Returns.

                    (ii) Sellers shall reimburse Purchaser and the Company and each of its Subsidiaries for all Taxes payable under the Pre-Closing Period Tax Returns or Taxes which relate back to a tax period prior to the Closing Date ("Pre-Closing Taxes") within fifteen (15) days after Purchaser
                    -----------------
     or the Company and its Subsidiaries have paid such Taxes to the extent such Taxes are not reflected in the reserve for Taxes on the books of account of the Company or any of its Subsidiaries.

                    (iii) None of Purchaser or any Affiliate of Purchaser shall (or shall cause or permit the Company or any Subsidiary to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Company or any Subsidiary with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of the Sellers, which consent may not be unreasonably withheld.

          (b) Transfer and Similar Taxes. Sellers shall pay all sales, use,
              --------------------------
value added, transfer, real property transfer, recording, gains, stamp stock transfer and other similar Taxes and fees ("Transfer Taxes") arising out of or
                                            --------------
in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless the Company and each of its Subsidiaries and the Purchaser on an after-tax basis with respect to such Transfer Taxes. Sellers shall timely file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

          (c) Post-Closing Taxes.
              ------------------

                    (i) Purchaser shall timely prepare and file (or cause to be prepared and filed) all Tax Returns required by law for all Taxes of the Company and each of its Subsidiaries for all taxable periods of the Company and each of its Subsidiaries ending after the Closing Date, including periods which include a taxable period beginning prior to the Closing Date but ending after the Closing Date ("Post-Closing Tax Returns"). Purchaser
                                         ------------------------
     will independently determine, subject to subparagraph (iii) below, the basis on which all Post-Closing Tax Returns are to be filed. Purchaser shall timely pay or cause to be paid all Taxes relating to Post-Closing Tax Returns ("Post-Closing Taxes").
               ------------------

                    (ii) Sellers shall be liable to Purchaser for a portion of Post-Closing Taxes of the Company and each of its Subsidiaries ("Sellers' Post-Closing Taxes") as defined below, unless the Company or its
       ---------------------------
     Subsidiaries have made adequate reserve for such Taxes on their books of account. Sellers' Post-Closing Taxes shall be:

                            (A) in the case of any real or personal property
                    Tax, an amount equal to the Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the portion of the period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period;

                            (B) in the case of any other Tax, the amount that
                    would be payable by the Company and each of its Subsidiaries if its taxable year ended on the Closing Date.

                    (iii) At least fifteen (15) Business Days prior to the filing of any Post-Closing Tax Return which includes any Sellers' Post-Closing Taxes, Purchaser shall provide Sellers with a copy of the Tax Return prepared in a manner consistent with past practice in such regard, along with Purchaser's calculation of Sellers' Post-Closing Taxes related thereto for the Sellers' review and comment. The Purchaser agrees to consider any comments submitted by the Sellers in respect of such Post-Closing Tax Return in good faith. Within ten (10) Business Days of Purchaser providing Sellers with a copy of Purchaser's calculation of Sellers' Post-Closing Taxes, Sellers shall pay to Purchaser the amount of Sellers' Post-Closing Taxes shown thereon; provided, however, that such payment shall not prejudice Sellers' right to dispute the amount of Sellers' Post-Closing Taxes.

          (d) Indemnification. After the Closing Date, Sellers will be
              ---------------
responsible for, will pay or cause to be paid, and will indemnify and hold harmless the Purchaser and the Company and each of its Subsidiaries from and against any and all claims, actions, causes of action, liabilities, losses, damages and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to (i) Pre-Closing Taxes, (ii) Sellers' Post-Closing Taxes (to the extent that adequate reserve was not made for such Taxes on the books of accounts of the Company and its Subsidiaries), (iii) the Taxes of any other Person claimed against the Company or its Subsidiaries arising out of matters prior to the Closing or agreements or arrangements entered into prior to Closing; and (iv) the Transfer Taxes (i, ii, iii and iv collectively, the "Seller's Tax Costs").
 ------------------

          (e) Notice. Purchaser shall promptly notify Sellers in writing upon
              ------
receipt by Purchaser of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments of the

Purchaser, the Company or any of its Subsidiaries which may affect the liability of the Sellers for Taxes hereunder.

          (f) Cooperation and Exchange of Information. The Sellers, the
              ---------------------------------------
Purchaser and the Company and its Subsidiaries will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a Tax liability or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will make available and retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and its Subsidiaries, including without limitation audit reports received from any Tax authority relating to any Tax Return of the Company or its Subsidiaries and any closing agreements entered into by the Company or its Subsidiaries, until the expiration of the statute of limitations of the respective Tax periods to which such Tax Returns and other documents relate, including, to the extent notified by another party in writing, extensions thereof. Any information obtained under this Section 9.02(f) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns, amended Tax Returns, claims for refund or in conducting an audit or other proceeding.

          (g) Agreed Tax Treatment. Any payments made to Sellers, the Company or
              --------------------
its Subsidiaries or Purchaser pursuant to this Section 9.02 and Section 11.01 shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Purchaser and Sellers on their Tax Returns to the extent permitted by law.

          (h) Refunds and Tax Benefits.
              ------------------------

                    (i) Except as provided in (ii) below, any refund or credit of Taxes (including any interest paid or credited with respect thereto) received by Purchaser, the Company or any Subsidiary in respect of the Pre-Closing Period Tax Returns that are the responsibility of the Sellers pursuant to Section 9.02 shall be for the benefit of Sellers; provided, however, that the amount of such refund shall be reduced to the extent that such refund causes the Company or any Subsidiary to pay or owe additional Taxes as a result of recognizing additional income in the Tax year such refund is received for which the Company or any Subsidiary is not entitled to a corresponding deduction or credit in such Tax year or a payment from Sellers under this Section 9.02 in connection with the additional income recognized. Purchaser shall cause any such refund or credit to be paid to Sellers within ten (10) Business Days after Purchaser or the Company or its Subsidiaries receives such Tax refund or actually realizes the benefit of such Tax credit.

                    (ii) Purchaser or the Company or its Subsidiaries may, to the extent permitted by the applicable tax law and regulations, carry back at their own expense a loss or credit ("Purchaser's Tax Attribute") of the
                                             -------------------------
     Company or its Subsidiaries arising in any period ending after the Closing Date (a "Carryback Period") that is available to the Company or its
              ----------------
     Subsidiaries, if any, as a carryback to periods ending on or before the Closing Date. Any refund or credit received by the Purchaser in respect of such application for a carryback (including any statutory interest paid or credited with respect thereto) attributable to the filing of such carryback to a Carryback Period that includes a taxable period that is the responsibility of the Sellers pursuant to Section 9.02 shall be for the benefit of Purchaser.

          9.03.  Contests.
                 --------

          (a) Notice. In the event that Purchaser or the Company or its
              ------
Subsidiaries receives notice, whether orally or in writing, of any demand, claim or liability relating to Purchaser, the Company, its Subsidiaries or the Sellers for any Taxes for which Sellers may be liable, Purchaser shall notify Sellers in writing within ten (10) Business Days of receipt thereof. Such notice shall contain factual information (to the extent known) describing the asserted Tax demand, claim or liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax demand, claim or liability. If Purchaser fails to give Sellers such notice as required by this Section 9.03, then any amount that Sellers would otherwise be required to pay pursuant to Section 9.02 shall be reduced to the extent that, by such failure, Sellers are precluded from or otherwise prejudiced in contesting or defending against the asserted Tax liability in whole or in part. Purchaser may at any time, in its sole discretion, assume sole responsibility for any asserted Tax liability and waive all rights to and claims for indemnification from Sellers under Section 9.02 with respect to such asserted Tax liability, and, in such event, Sellers shall be deemed to have waived their right to participate in or object to the settlement or compromise of such Tax claim or Tax liability as contained in this Section 9.03; provided
                                                                      --------
that any such settlement or compromise does not adversely affect Sellers.
----

          (b) Contests Relating to Pre-Closing Taxes and Transfer Taxes. Except
              ---------------------------------------------------------
as provided in Section 9.03(a), in the case of any audit or administrative or judicial proceeding (any such audit or proceeding is referred to herein as a "Contest") that relates to any Pre-Closing Taxes or Transfer Taxes as defined in
 -------
Section 9.02, Sellers shall have the right at their own expense to participate in and control such Contest; provided, however, that Sellers shall consult in good faith with the Purchaser with regard to such Contest. If Sellers elect not to control or defend such Contest, Purchaser may participate and control the same in such manner as it may deem appropriate, including settling such Contest after giving fifteen (15) Business Days' prior written notice to Sellers setting forth the terms and conditions of settlement.

          (c) Other Contests. Except as provided in Section 9.03(a), in the case
              --------------
of any Contest that relates to any Taxes for which Sellers could be liable and that is not described in paragraph (b) above, (i) Sellers and Purchaser may participate at their own expense in the Contest, and (ii) the Contest shall be controlled by that party which would bear the burden of the greater portion of the asserted Tax liability.

          (d) Settlements. Neither Purchaser nor Sellers shall enter into any
              -----------
compromise or agree to settle any claim pursuant to any Tax audit or proceeding or assign any return which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Purchaser and Sellers agree to cooperate, and Purchaser agrees to cause the Company and its Subsidiaries to cooperate, in the defense against, compromise or settlement of any Contest.

          9.04.  Miscellaneous. Except as otherwise expressly provided and
                 -------------
except for the Tax representations contained in Section 2.11, this Article IX shall be the sole provision governing Tax matters and indemnities thereof under this Agreement.

          9.05.  Potential Tax Election. At Purchaser's option, Purchaser may
                 ----------------------
make an election under Code Section 338 with respect to the acquisition of one or more of the Company or its Subsidiaries. Sellers shall, without additional costs or with additional costs duly indemnified, cooperate with, and take all necessary actions requested by Purchaser, regarding any such election including reporting the transactions for tax purposes in a manner consistent with such elections.

                                   ARTICLE X

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS

          10.01. Survival of Representations, Warranties, Covenants and
                 ------------------------------------------------------
Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to
----------
investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to Article IX and the representations and warranties contained in Sections 2.01, 2.03, 2.04 (but only insofar as it relates to the share capital of the Subsidiaries), 2.31, 2.32, 3.01(a) and (b), 4.02 and 4.07,
(b) until sixty (60) calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.11 and 2.14 and Article IX, (c) until the first anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, or (d) with respect to each other covenant or agreement contained in this Agreement, until the first anniversary following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.

                                  ARTICLE XI

                                INDEMNIFICATION

          11.01.  Indemnification.
                  ---------------

          (a) The Founders, Management Shareholders and Remaining Shareholders shall jointly and severally indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any of the Sellers contained in this Agreement.

          (b) Purchaser shall indemnify the Founders, Management Shareholders and Remaining Shareholders, and their respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

          (c) No amounts of indemnity shall be payable as a result of any claim arising under Section 11.01(a) in respect of a misrepresentation or breach of warranty by Sellers unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such
Section in excess of US$50,000 in the aggregate, in which event the Indemnified Parties shall be entitled to seek indemnity from the Founders, Management Shareholders and Remaining Shareholders for the full amount of such Losses, provided that the foregoing shall not apply to a misrepresentation or breach of
--------
warranty by Sellers contained in Sections 2.01, 2.03, 2.05, 2.06 or 2.31. No amounts of indemnity shall be payable as a result of any claim arising under
Section 11.01(a) in respect of a misrepresentation or breach of warranty by Sellers if the aggregate amount of indemnity that has been duly paid in full in respect of all claims under Section 11.01(a) equals 10% of the aggregate Purchase Price paid by Purchaser to Sellers pursuant to Section 1.02, provided
                                                                      --------
that the foregoing limitation shall not apply to a misrepresentation or breach of warranty by Sellers contained in Sections 2.01, 2.03, 2.05, 2.06 or 2.31.

          11.02.   Method of Asserting Claims. All claims for indemnification by
                   --------------------------
any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers, the Company, any Subsidiary, Purchaser or any Affiliate of any Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a
                 -----------------
Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                    (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 11.01). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided,
                                                                  --------
     however, that the Indemnified Party may, at the sole cost and expense of
     -------
     the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause
     (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if
                                               -------- -------
     requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause
     (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section
     11.01 with respect to such Third Party Claim.

                    (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by
                                       --------  -------
     the Indemnified Party,
         the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause
         (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                    (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph
         (c) of this Section 11.02.

             (b) In the event any Indemnified Party should have a claim under
Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.02.

             (c) Any dispute submitted to arbitration pursuant to this Section
11.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the
 --------------------
Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the ICC (as defined in Section 14.12) upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in Hong Kong or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, that the
                                                  --------  -------
expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Indemnifying Party and the Indemnified Party.

                                  ARTICLE XII

                                  TERMINATION

          12.01.   Termination. This Agreement may be terminated, and the
                   -----------
transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Sellers holding a majority of the outstanding Shares and Purchaser;

          (b) at any time before the Closing, by Sellers holding a majority of the outstanding Shares (with such majority to include the Shares held by Exceptional Developments) or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

          (c) at any time after March 31, 2002 by Sellers holdings a majority of the outstanding Shares (with such majority to include the Shares held by Exceptional Developments) or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

          12.02.   Effect of Termination. If this Agreement is validly
                   ---------------------
terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.03 and confidentiality in Section 14.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b) or
(c), Sellers will remain liable to Purchaser for any breach of this Agreement by Sellers existing at the time of such termination, and Purchaser will remain liable to Sellers for any breach of this Agreement by Purchaser existing at the time of such termination, and Sellers or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                 ARTICLE XIII

                                  DEFINITIONS

          13.01.  Definitions.
                  -----------

          (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "2001 Audited Financials" means the financial statements of the
           -----------------------
Company for the fiscal year ending December 31, 2001, prepared in accordance with GAAP and audited by the Auditor.

          "Actions or Proceedings" means any action, suit, proceeding,
           ----------------------
arbitration or Governmental or Regulatory Authority investigation or audit.

          "Actual Net Income" means net income of the Company, as calculated by
           -----------------
the Auditor based upon the 2001 Audited Financials.

          "Actual Net Sales Backlog" means the aggregate dollar amount
           ------------------------
(excluding all hardware pass-through costs and after deduction of VAT and Business Tax) of all contracts signed by the Company, Bonson BVI or Bonson Guangzhou with customers as of December 31, 2001, minus the amount of such contracts previously recognized as net revenues (excluding all hardware pass-through costs and after deduction of VAT and Business Tax) in the Audited Financials Statements, as calculated by the Auditor.

          "Adjusted Performance Consideration" has the meaning ascribed to it in
           ----------------------------------
Section 1.02(b).

          "Affiliate" means any Person that directly, or indirectly through one
           ---------
or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

          "Agreement" means this Share Purchase Agreement and the Exhibits, the
           ---------
Disclosure Schedule and the Schedules hereto and the certificate delivered in accordance with Section 7.01, as the same shall be amended from time to time.

          "Allocated Inter-Connect Shares" has the meaning ascribed to it in
           ------------------------------
Section 1.02(b).

          "AsiaInfo Shares" means shares of common stock, par value US$0.01 per
           ---------------
share, of the Purchaser.

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or
           ---------
other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Audited Financial Statement Date" means the last day of the most
           --------------------------------
recent fiscal period of the Company for which Financial Statements are delivered to Purchaser pursuant to Section 2.08.

          "Audited Financial Statements" means the audited Financial Statements
           ----------------------------
of the Company delivered to Purchaser pursuant to Section 2.08.

          "Auditor" means Deloitte Touche Tohmatsu, or one of the other "Big
           ------
Five" accounting firms acceptable to the Purchaser.

          "Base Performance Consideration" has the meaning ascribed to it in
           ------------------------------
Section 1.02(b).

          "Beijing Agreement" means the co-operation agreement, dated June 4,
           -----------------
2000 by and among Bonson Guangzhou, Beijing Xing Kang Technology Limited, and the other Persons named therein, to establish a data network management division in Beijing, PRC.

          "Beneficial Owner" has the meaning ascribed to it in the forepart of
           ----------------
this Agreement.

          "Benefit Plan" means any Plan established by the Company or any
           ------------
Subsidiary, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights whether provided by the Company or any Subsidiary or pursuant to any governmental program, or otherwise.

          "Board of Arbitration" has the meaning ascribed to it in Section
           --------------------
11.02(d).

          "Bonson BVI" means Bonson Information Technology Company Limited, a
           ----------
British Virgin Islands company, and a wholly-owned Subsidiary.

          "Bonson Guangzhou" means Guangzhou Bonson Technology Limited, a wholly
           ----------------
foreign-owned entity formed pursuant to the laws of the PRC, and a wholly-owned Subsidiary.

          "Books and Records" means all files, documents, instruments, papers,
           -----------------
books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Bridge Loan" means the US$10,000,000 loan provided by the Purchaser
           -----------
for the benefit of the Company, evidenced by the Loan Agreement dated as of September 30, 2001, by and between the Purchaser and the Company.

          "Business Combination" means with respect to any Person any merger,
           --------------------
consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person, or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the PRC are authorized or obligated to close.

          "Business or Condition of the Company" means the business, condition
           ------------------------------------
(financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

          "Business Tax" means all business taxes applicable to services
           ------------
rendered by the Company in the PRC or elsewhere.

          "Carryback Period" has the meaning ascribed to it in Section 9.02(h).
           ----------------

          "Cashless Exercise" shall have the meaning ascribed to it in Section
           -----------------
7.13.

          "Claim Notice" means written notification pursuant to Section 11.02(a)
           ------------
of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

          "Closing" means the closing of the transactions contemplated by
           -------
Section 1.03.

          "Closing Date" means (a) the Business Day immediately following the
           ------------
date on which all conditions precedent under Articles VII and VIII have been satisfied or otherwise waived, or (b) such other date as Purchaser and Sellers mutually agree upon in writing.

          "Closing Price" shall mean, with respect to each AsiaInfo Share, for
           -------------
any day, the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the Nasdaq National Market, or a similar service if Nasdaq is no longer reporting such information.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended and the rules and regulations promulgated thereunder.

          "Company" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Contest" has the meaning ascribed to it in Section 9.03(b).
           -------

          "Contract" means any agreement, lease, evidence of Indebtedness,
           --------
mortgage, indenture, security agreement or other contract (whether written or oral).

          "Co-operation Agreement" means the co-operation agreement dated March
           ----------------------
12, 2001 between Bonson Guangzhou and Guangzhou Technology Venture Capital Investment Ltd.

          "Corporate Seller" means each of the entities, not the individuals,
           ----------------
listed in Section 1.01 of the Disclosure Schedule.
          ---------------------------------------

          "Counter-Guaranty Agreement" means the counter-guaranty agreement
           --------------------------
dated March 12, 2001 between Bonson Guangzhou and Guangzhou Technology Venture Capital Investment Ltd.

          "Disclosure Schedule" means the record delivered to Purchaser by
           -------------------
Sellers and the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers and the Company pursuant to this Agreement.

          "Dispute Period" means the period ending thirty (30) calendar days
           --------------
following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "Employee Share Options" means Options to purchase Ordinary Shares,
           ----------------------
issued under, and in accordance with, the Company's 2000 Stock Incentive Plan.

          "Environmental Law" means any Law relating to human health, safety or
           -----------------
protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material.

          "Escrow Agent" means an internationally recognized banking institution
           ------------
to be agreed upon by the parties hereto.

          "Escrow Agreement" has the meaning ascribed to it in Section 1.04.
           ----------------

          "Escrow Amount" has the meaning ascribed to it in Section 1.04.
           -------------

          "Escrow Shares" means the AsiaInfo Shares delivered to the Escrow
           -------------
Agent pursuant to the Escrow Agreement.

          "Exceptional Developments" means Exceptional Developments Limited, a
           ------------------------
British Virgin Islands company and one of the Sellers, as set forth in Schedule
                                                                       --------
1.01.
----

          "Exchange Act" has the meaning ascribed to it in Section 4.07.
           ------------

          "Financial Statements" means the consolidated financial statements of
           --------------------
the Company and its consolidated Subsidiaries delivered to Purchaser pursuant to
Section 2.08 or 5.05.

          "Founders" means Zhijie Lu, Guoqiang Huang, Xisheng Jin, Yiqiang Lai
           --------
and Ren Chen.

          "FPHC" has the meaning ascribed to it in Section 2.29.
           ----

          "GAAP" means generally accepted accounting principles in the United
           ----
States, consistently applied throughout the specified period and in the immediately prior comparable period.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Hazardous Material" means (i) any petroleum or petroleum products,
           ------------------
radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

          "ICC" has the meaning ascribed to it in Section 14.12(a).
           ---

          "Indebtedness" of any Person means all obligations of such Person (i)
           ------------
for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Party" means any Person claiming indemnification under
           -----------------
any provision of Article XI, including without limitation a Person asserting a claim pursuant to paragraph (c) of Section 11.02.

          "Indemnifying Party" means any Person against whom a claim for
           ------------------
indemnification are being asserted under any provision of Article XI, including without limitation a Person against whom a claim is asserted pursuant to paragraph (c) of Section 11.02.

          "Indemnity Notice" means written notification pursuant to Section
           ----------------
11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

          "Intellectual Property" means all patents and patent rights,
           ---------------------
trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, domain names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "Investment Assets" means all debentures, notes and other evidences of
           -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary (other than securities issued by any Subsidiary).

          "Investment Company Act" has the meaning ascribed to it in Section
           ----------------------
4.09.

          "Laws" means all laws, statutes, rules, regulations, ordinances and
           ----
other pronouncements having the effect of law in the PRC, the United States, the Cayman Islands, the British Virgin Islands or any other country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Licenses" means all licenses, permits, certificates of authority,
           --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Lock-Up Agreement" has the meaning ascribed to it in Section 1.05.
           -----------------

          "Loss" means any and all damages, fines, fees, penalties,
           ----
deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "Management Shareholders" means Jian Li, Gang Wang, Jih Tsae Jiunn and
           -----------------------
the individuals set forth in Section 2.14(i) of the Disclosure Schedule
                             ------------------------------------------
(although such individuals set forth in Section 2.14(i) of the Disclosure
                                        ---------------------------------
Schedule are not parties to this Agreement).
--------

          "Maple Tree Group" means Maple Tree Group Limited, a British Virgin
           ----------------
Islands company and one of the Sellers, as set forth in Schedule 1.01.
                                                        -------------

          "Market Value" shall mean, with respect to the AsiaInfo Shares, the
           ------------
average of the daily Closing Prices per AsiaInfo Share for the twenty (20) consecutive trading days immediately preceding the date of this Agreement. If on any such date the AsiaInfo Shares are not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market System or a similar service, the Market Value for such shares shall be the fair market value of such shares on such date as determined by an independent investment bank of internationally recognized stature selected by the Purchaser.

          "Multiplier" has the meaning ascribed to it in Section 1.02(b).
           ----------

          "Net Income Index" has the meaning ascribed to it in Section 1.02(b).
           ----------------

          "Net Sales Backlog Index" has the meaning ascribed to it in Section
           -----------------------
1.02(b).

          "Operative Agreements" means the Escrow Agreement, the Lock-Up
           --------------------
Agreements, the Registration Rights Agreements and any other agreements to be entered into in connection with the transaction.

          "Option" with respect to any Person means any security, right,
           ------
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Ordinary Shares" means the Company's ordinary shares, par value
           ---------------
US$0.01 per share.

          "Permitted Lien" means (i) any Lien for Taxes not yet due or
           --------------
delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" means any bonus, incentive compensation, deferred compensation,
           ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, and whether or not required by applicable law.

          "Post-Closing Tax Returns" has the meaning ascribed to it in Section
           ------------------------
9.02(c).

          "PRC" means the People's Republic of China.
           ---

          "Pre-Closing Period Tax Returns" has the meaning ascribed to it in
           ------------------------------
Section 9.02(a).

          "Pre-Closing Taxes" has the meaning ascribed to it in Section 9.02(a).
           -----------------

          "Preferred Shares" means the Company's Series A Preferred Shares, par
           ----------------
value US$0.01 per share.

          "Projected Net Income" has the meaning ascribed to it in Section
           --------------------
1.02(b).

          "Projected Net Sales Backlog" has the meaning ascribed to it in
           ---------------------------
Section 1.02(b).

          "Purchase Price" has the meaning ascribed to it in Section 1.02.
           --------------

          "Purchaser" has the meaning ascribed to it in the forepart of this
           ---------
Agreement.

          "Purchaser Financial Statements" has the meaning ascribed to it in
           ------------------------------
Section 4.07.

          "Purchaser SEC Documents" means each statement, report, registration
           -----------------------
statement, definitive proxy statement, and other filings filed with the SEC by the Purchaser.

          "Purchaser's Tax Attribute" has the meaning ascribed to it in Section
           -------------------------
9.02(b).

          "Record Holder" has the meaning ascribed to it in the forepart of this
           -------------
Agreement.

          "Registration Rights Agreements" means the agreements substantially in
           ------------------------------
the form of Exhibit C1 and Exhibit C2.
            ----------     ----------

          "Remaining Shareholders" means Earl Yen, Juntang Zou, Jianhua Li,
           ----------------------
Yuchi Zhang and Wang Shiyuan.

          "Representatives" has the meaning ascribed to it in Section 5.02.
           ---------------

          "Resolution Period" means the period ending thirty (30) calendar days
           -----------------
following receipt by an Indemnified Party of a Dispute Notice.

          "SEC" has the meaning ascribed to it in Section 3.02(e).
           ---

          "Securities Act" has the meaning ascribed to it in Section 3.02(a).
           --------------

          "Seller" and "Sellers" have the meanings ascribed to them in the
           ------       -------
forepart of this Agreement.

           "Seller's Post-Closing Taxes" has the meaning ascribed to it in
            ---------------------------
Section 9.02(c).

                  "Seller's Tax Costs" has the meaning ascribed to it in Section
                   ------------------
9.02(d).

                  "Settlement Agreement" has the meaning ascribed to it in
                   --------------------
Section 9.01.

                  "Share Cap" has the meaning ascribed to it in Section 1.02(d).
                   ---------

                  "Shareholders Agreement" has the meaning ascribed to it in
                   ----------------------
Section 3.04.

                  "Shares" has the meaning ascribed to it in the forepart of
                   ------
this Agreement.

                  "Subsidiary" means any Person in which the Company, directly
                   ----------
or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Tax" and "Taxes" means and includes any and all taxes
                   ---       -----
(including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security or property taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state or local taxing authority, including without limitation, Cayman Islands, the British Virgin Islands, the PRC or the United States (or any political subdivision thereof or therein).

                  "Tax Return" means any declaration, statement, report or
                   ----------
return relating to Taxes (including information required to be supplied to a governmental entity in respect of such report or return) including, if applicable, combined or consolidated returns for any group of entities that includes the Company and each of its Subsidiaries.

                  "Third Party Claim" has the meaning ascribed to it in Section
                   -----------------
11.02(a).

                  "Transfer Taxes" has the meaning ascribed to it in Section
                   --------------
9.02(b).

                  "U.S." means the United States of America.
                   ----

                  "Unallocated Inter-Connect Shares" has the meaning ascribed to
                   --------------------------------
it in Section 1.02(b).

                  "VAT" means all value added taxes applicable to goods sold by
                   ---
the Company in the PRC or elsewhere.

                  (b) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIV

                                  MISCELLANEOUS

          14.01. Notices. All notices, demands or other communications given
                 -------
hereunder (a) shall be deemed to have been duly given and received (i) upon personal delivery, (ii) if by telecopy, upon receipt, (iii) in the case of notices sent within, and for delivery within, the United States, as of the date shown on the return receipt after mailing by registered or certified mail, return receipt requested, postage prepaid, or (iv) the second succeeding business day after deposit with DHL or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit and
(b) must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 14.01):

          If to Purchaser, to:

          AsiaInfo Holdings, Inc.
          4/th/ Floor, Zhongdian Information Tower
          6 Zhongguancun South Street
          Haidian District
          Beijing 100086
          PRC
          Facsimile No.: +8610-6250-1893
          Attn: Fan Bao, Senior Vice President and Chief Strategy Officer

          with a copy to:

          Clifford Chance
          29/th/ Floor, Jardine House
          One Connaught Place, Central
          Hong Kong
          Facsimile No.: +852-2825-8800
          Attn: Jon R. Lewis
                Matthew D. Adler

          If to Sellers, to:

          c/o Bonson Information Technology Holdings Limited
          4/F, Building B
          No.89-95 Zhongshan Avenue
          Guangzhou 510630
          PRC
          Facsimile No.: +8620-8556-4522
          Attn: Jian Li, Chief Executive Officer
          with a copy to:

          Sidley Austin Brown & Wood
          49/F, Bank of China Tower
          One Garden Road, Central
          Hong Kong
          Facsimile No.: +852-2509-3110
          Attn: Huanting Timothy Li

          14.02. Entire Agreement. This Agreement and the Operative Agreements
                 ----------------
constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the parties with respect to the subject matter hereof, including without limitation that certain Letter of Intent between the parties dated September 26, 2001.

          14.03. Expenses. Except as otherwise expressly provided in this
                 --------
Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses. Notwithstanding the foregoing, Sellers shall pay the costs and expenses of the Purchaser, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated, hereby and thereby, up to US$150,000, on the Closing Date.

          14.04. Public Announcements. At all times at or before the Closing,
                 --------------------
Sellers and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Sellers and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

          14.05. Confidentiality. Each party hereto will hold, and will use its
                 ---------------
best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the
                                        --------
foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company and the Subsidiaries furnished by Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby.

          14.06. Further Assurances; Post-Closing Cooperation. (a) At any time
                 --------------------------------------------
or from time to time after the Closing, Sellers shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and otherwise to cause Sellers to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Sellers in accordance with this paragraph shall be held confidential by Sellers in accordance with Section 14.05.

          (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

          14.07. Waiver. Any term or condition of this Agreement may be waived
                 ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          14.08. Amendment. This Agreement may be amended, supplemented or
                 ---------
modified only by a written instrument duly executed by or on behalf of the Purchaser and Sellers holding a majority of the outstanding Shares (with such majority to include the Shares held by Exceptional Developments).

          14.09. No Third Party Beneficiary. The terms and provisions of this
                 --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

          14.10. No Assignment; Binding Effect. Neither this Agreement nor any
                 -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets, provided that prior to such assignment Purchaser has paid any and all of the Purchase Price set forth in Section 1.02, or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or
(ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          14.11. Headings. The headings used in this Agreement have been
                 --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          14.12. Arbitration.
                 -----------

          (a) Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally settled by a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") under the rules of the International Chamber of Commerce
 --------------------
(the "ICC"). The place of arbitration shall be in Hong Kong, and the language
      ---
used in the arbitral proceedings shall be English.

          (b) Sellers (acting collectively as a group) and Purchaser shall each select one (1) member to the Board of Arbitration and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the ICC upon application made to it for such purpose by the members.

          (c) The arbitral proceeding shall accord to Purchaser and Sellers the right of cross-examination of witnesses, the right to provide witnesses, including expert witnesses, and the right to make both written and oral submissions.

          (d) The arbitral award made and granted by the Board of Arbitration shall be final, binding and incontestable and may be used as a basis for judgment thereon in any court having jurisdiction. All costs of arbitration (including, without limitation, those incurred in the appointment of arbitrator) shall be apportioned in the arbitral award.

          (e) No person who is, or has been, an employee or agent of, or consultant or counsel to, Purchaser, Sellers or any of their respective Affiliates shall be eligible to act as an arbitrator at any time.

          (f) This Agreement and the rights and obligations of Purchaser and Sellers shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

          14.13. Waiver of Immunity. To the extent that Purchaser or Sellers
                 ------------------
(including assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), Purchaser and Sellers hereby irrevocably waive such immunity.

          14.14. Invalid Provisions. If any provision of this Agreement is held
                 ------------------
to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          14.15. Governing Law. This Agreement, the rights and obligations of
                 -------------
the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof.

          14.16. Execution of Counterparts. This Agreement may be executed in
                 --------------------------
any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.



                                 PURCHASER:

                                 ASIAINFO HOLDINGS, INC.



                                 By: /s/ James Ding
                                    --------------------------------------------
                                    Name: James Ding
                                    Title: President and Chief Executive Officer



                                 THE COMPANY:

                                 BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED


                                 By: /s/ Jian Li
                                    --------------------------------------------
                                    Name: Jian Li
                                    Title: Chief Executive Officer



                                 SELLERS:

                                 MAPLE TREE GROUP LIMITED



                                 By: /s/ Lu Zhijie
                                    --------------------------------------------
                                    Name: Lu Zhijie
                                    Title: Director



                                 GUOQIANG HUANG



                                     /s/ Guoqiang Huang
                                    --------------------------------------------

                 [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                    XISHENG JIN


                                        /s/ Xisheng Jin
                                    --------------------------------------------



                                    YIQIANG LAI



                                        /s/ Yiqiang Li
                                    --------------------------------------------



                                    JIANHUA LI

                                        /s/ Jianhua Li
                                    --------------------------------------------

                                    YUCHI ZHANG

                                        /s/ Yuchi Zhang
                                    --------------------------------------------


                                    REN CHEN

                                        /s/ Ren Chen
                                    --------------------------------------------


                                    EXCEPTIONAL DEVELOPMENTS LIMITED


                                    By: /s/ Shu Wang
                                       -----------------------------------------
                                       Name: Shu Wang
                                       Title: Director


                 [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                           INTER-CONNECT TECH. LIMITED

                                           By: /s/ Zhao Dangxi
                                              ----------------------------------
                                              Name: Zhao Dangxi
                                              Title: Director


                                           SHIYUAN WANG

                                               /s/ Shiyuan Wang
                                           -------------------------------------


                                           SMARTACTION TECHNOLOGY LIMITED


                                           By: /s/ Li Jian
                                              ----------------------------------
                                              Name: Li Jian
                                              Title: Director


                                           JIAN LI

                                               /s/ Jian Li
                                           -------------------------------------



                                           GLOBAL BEYOND INTERNATIONAL LIMITED

                                           By: /s/ Gang Wang
                                              ----------------------------------
                                              Name: Gang Wang
                                              Title: Director


                 [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                        GANG WANG

                                            /s/ Gang Wang
                                        ----------------------------------------


                                        JIH TSAE JIUNN

                                            /s/ Jih Tsae Jiunn
                                        ----------------------------------------


                                        EARL YEN

                                            /s/ Earl Yen
                                        ----------------------------------------


                                        ZHIJIE LU

                                            /s/ Zhijie Lu
                                        ----------------------------------------


                                        SUPER ACTION GROUP LIMITED

                                        By: /s/ Chau Tak Shun, Dominic
                                        ----------------------------------------
                                           Name: Chau Tak Shun, Dominic
                                           Title: Director



                                        JUNTANG ZOU

                                            /s/ Juntang Zou
                                        ----------------------------------------


                 [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                        ACTION CONSULTANTS LIMITED

                                        By: /s/ Earl Yen
                                           -------------------------------------
                                           Name: Earl Yen
                                           Title: Authorized Signatory

                 [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                                                   SCHEDULE 1.01
                                                                   -------------

                               Schedule of Sellers

                 Bonson Information Technology Holdings Limited

             Record Holder                               Beneficial Owner                   Number of Shares
             ------------------------------             --------------------             ----------------------
             ORDINARY SHARES:

             Maple Tree Group Limited                   Zhijie Lu                               25,099,815
                                                        Guoqiang Huang                          18,552,037
                                                        Xisheng Jin                             18,552,037
                                                        Yiqiang Lai                             13,095,556
                                                        Jianhua Li                               5,456,481
                                                        Yuchi Zhang                              5,456,481
                                                        Ren Chen                                 2,182,593

             Super Action Group Limited                 Juntang Zou                             10,905,000

             Inter-Connect Tech. Limited                /(1)/                                    8,325,000

             Shiyuan Wang                               Shiyuan Wang                             1,500,000

             Smartaction Technology Limited             Jian Li                                  7,425,767/(2)/

             Global Beyond International                Gang Wang                                  975,256/(3)/
             Limited
                                                        Jih Tsae Jiunn                             325,085/(4)/
             Action Consultants Limited                 Earl Yen                                   975,256/(5)/

             PREFERRED SHARES:
                                                        IDG Technology Venture
             Exceptional Developments Limited           Investments, Inc./(6)/                  36,375,000
                                                                                          ----------------
                                                                          TOTAL:               155,201,364

------------------------
(1) The individuals set forth in Section 2.14(i) of the Disclosure Schedule are
                                 ------------------------------------------
    the Beneficial Owners of the Allocated Inter-Connect Shares, but are not parties to this Agreement. The proceeds of the sale of the Unallocated Inter-Connect Shares shall be distributed in accordance with Section 1.02(b)(v) of this Agreement.
(2) Represents 4,500,000 Shares outstanding as of the date of this Agreement and 4,500,000 Employee Share Options, which upon Cashless Exercise at the applicable exercise price of US$0.099635 per Share in accordance with
    Section 7.13 of this Agreement entitles the holder to 2,925,767 Shares.
(3) Represents 1,500,000 Employee Share Options, which upon Cashless Exercise at the applicable exercise price of US$0.099635 per share in accordance with
    Section 7.13 of this Agreement entitles the holder to 975,256 Shares.
(4) Represents 500,000 Employee Share Options, which upon Cashless Exercise at the applicable exercise price of US$0.099635 per share in accordance with
    Section 7.13 of this Agreement entitles the holder to 325,085 Shares.
(5) Represents 1,500,000 Employee Share Options, which upon Cashless Exercise at the applicable exercise price of US$0.099635 per share in accordance with
    Section 7.13 of this Agreement entitles the holder to 975,256 Shares.
(6) IDG Technology Venture Investments, Inc. is not a party to this Agreement.